Exhibit 10.1

B. RILEY FINANCIAL, INC.,
as the Issuer

and

THE GUARANTORS PARTY HERETO

$87,753,000 8.00% Senior Secured Second Lien Notes due 2028

INDENTURE

Dated as of March 26, 2025

GLAS TRUST COMPANY LLC,
as Trustee and Collateral Agent

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-ii-

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Exhibit A — Form of 8.00% Senior Secured Second Lien Note due 2028
Exhibit B — Form of Certificate to be Delivered in Connection with Transfers Pursuant to Rule 144A
Exhibit C — Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

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INDENTURE, dated as of March 26, 2025, by and among B. Riley Financial, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto (together with their respective successors and assigns, the “Guarantors”), GLAS Trust Company LLC, a New Hampshire limited liability company, in its separate capacities as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (as defined below) issued under this Indenture.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“2026-1 Notes” means those certain 5.50% Senior Notes due 2026, issued by the Company pursuant to the Unsecured Notes Indenture, in an aggregate original principal amount of $217,440,000.

“2026-2 Notes” means those certain 6.50% Senior Notes due 2026, issued by the Company pursuant to the Unsecured Notes Indenture, in an aggregate original principal amount of $180,532,000.

“2026-3 Notes” means those certain 5.00% Senior Notes due 2026, issued by the Company pursuant to the Unsecured Notes Indenture, in an aggregate original principal amount of $324,714,000.

“2028-1 Notes” means those certain 6.00% Senior Notes due 2028, issued by the Company pursuant to the Unsecured Notes Indenture, in an aggregate original principal amount of $266,058,000.

“2028-2 Notes” means those certain 5.25% Senior Notes due 2028, issued by the Company pursuant to the Unsecured Notes Indenture, in an aggregate original principal amount of $405,483,000,000.

“Acceptable Intercreditor Agreement” means an intercreditor agreement between the Collateral Agent and one or more Persons or representatives of Persons (other than the Company or any of its Subsidiaries) benefitting from a Lien on any Collateral containing customary terms and conditions for comparable transactions (as determined by the Company in good faith, which determination the Collateral Agent shall be entitled to rely on conclusively); provided that any intercreditor agreement between the Collateral Agent and one or more Persons or representatives of Persons (other than the Company or any of its Subsidiaries) benefitting from a Lien on any Collateral that is intended to be senior to the Collateral Agent’s Lien having terms that the Company determines in good faith are substantially consistent with, or not materially less favorable, taken as a whole, to the Notes Secured Parties than, the terms of the Intercreditor Agreement (as amended, restated, modified or replaced in accordance with its terms) shall be deemed to be an Acceptable Intercreditor Agreement.

“Acquisition Indebtedness” means Indebtedness assumed in connection with any acquisition, merger, consolidation, amalgamation or other Investment.

“Additional First Lien Agent” means any agent, trustee or representative of the holders of Additional First Lien Obligations who (a) is appointed as the First Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional First Lien Obligations, together with its successors in such capacity, and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional First Lien Agreement” means any agreement evidencing or governing Additional First Lien Debt, in each case in respect of which an Additional First Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional First Lien Debt” means Indebtedness secured by a Lien (other than Indebtedness under the Credit Agreement) that is intended to be secured on a pari passu basis with any other First Lien Obligation (such Indebtedness may be expressly subordinated in right of payment (or in priority of application of proceeds of Collateral) to any other First Lien Obligation, including in the form of a “last-out” tranche); provided that (i) such Indebtedness has been designated by the Company in an officer’s certificate delivered to the First Lien Agents and Second Lien Agents as “Additional First Lien Debt” for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional First Lien Debt is Additional First Lien Obligations permitted to be so incurred in accordance with any First Lien Documents and any Second Lien Documents and (ii) any agent, trustee or representative of the holders of the First Lien Obligations related to such Additional First Lien Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent; provided, further, that no obligations under this Indenture may be designated as Additional First Lien Debt.

“Additional First Lien Obligations” means (i) any obligations with respect to any Additional First Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional First Lien Agreement and (iii) all hedging obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Grantors, on the one hand, and any Person that was a lender, agent for the lenders or holder of obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into (or any Affiliate of any Person that was a lender, agent for the lenders or holder of obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“Additional Notes” means additional Notes (other than Initial Notes) issued under this Indenture in accordance with Section 2.17.

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, an amount equal to the aggregate principal amount of additional Indebtedness or Disqualified Stock incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance, redemption or satisfaction and discharge costs and fees (including original issue discount) in connection therewith.

“Additional Second Lien Agent” means any agent, trustee or representative of the holders of Additional Second Lien Obligations who (a) is appointed as the Second Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional Second Lien Obligations, together with its successors in such capacity and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional Second Lien Agreement” means any agreement evidencing or governing Second Lien Debt (other than any Indenture Document), in each case in respect of which an Additional Second Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional Second Lien Obligations” means (i) any obligations with respect to any Additional Second Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional Second Lien Agreement and (iii) all hedging obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Grantors, on the one hand, and any Person that was a lender, agent for the lenders or holder of obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into (or any Affiliate of any Person that was a lender, agent for the lenders or holder of Obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“Additional Second Lien Secured Parties” means any Additional Second Lien Agent, the lenders and letter of credit issuer(s) party to any Additional Second Lien Agreement and any other Person holding any Additional Second Lien Obligation or to whom any Additional Second Lien Obligation is at any time owing.

“Adjusted Consolidated EBITDA” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus

(a) the sum of, without duplication, in each case, to the extent deducted in or otherwise reducing Consolidated Net Income for such period (other than in the case of clauses (xvii) and (xviii)):

(i) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax) for such period, and foreign withholding taxes; plus

(ii) Fixed Charges for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(iii) the consolidated depreciation and amortization expense for such period (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iv) non-cash equity-based compensation expenses and other non-cash compensation expenses; plus

(v) any other consolidated non-cash charges and expenses for such period, to the extent that such consolidated non-cash charges or expenses were included in computing such Consolidated Net Income; provided that if any such non-cash charge or expense represents an accrual or reserve for anticipated cash charges or expenses in future period, the cash payment in respect thereof in such future period shall be subtracted from Adjusted Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(vi) any losses from foreign currency transactions (including losses related to currency remeasurements of Indebtedness) for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(vii) losses in respect of post-retirement benefits, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(viii) any proceeds from business interruption insurance received during such period; plus

(ix) any fees and expenses related to a Qualified Securitization Transaction or a Qualified Receivables Facility, as applicable, to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(x) earn-out obligation expense incurred in connection with any acquisition or other Investment (including any acquisition or other investment consummated prior to the Issue Date) and paid or accrued during the applicable period; plus

(xi) losses attributable to, and payments of, legal settlements, fines, judgments or orders; plus

(xii) non-controlling or minority interest expense consisting of income attributable to third parties in respect of their Equity Interests in non-wholly owned Subsidiaries; plus

(xiii) the Company and its Restricted Subsidiaries’ pro rata share, whether direct or indirect, of any dividends or distributions declared but not paid during such period by any joint venture entity in which the Company or any of its Restricted Subsidiaries has a direct or indirect interest (“Declared Dividends”); plus

(xiv) the amount of loss on sales of Securitization Assets to a Securitization Entity in connection with a Qualified Securitization Transaction or Receivables Assets in connection with a Qualified Receivables Facility, as applicable, to the extent included in computing Consolidated Net Income; plus

(xv) any losses, charges or expenses related to any issuance of Equity Interests, any acquisition, investment, asset sale, or the incurrence, modification or repayment of Indebtedness, including refinancing thereof (in each case, to the extent permitted hereunder and whether or not consummated); plus

(xvi) unusual, infrequent or non-recurring losses, charges or expenses; provided that the aggregate amount of any adjustments increasing Adjusted Consolidated EBITDA pursuant to this sub-clause (xvi), together with any adjustments increasing Adjusted Consolidated EBITDA pursuant to sub-clauses (xvii)-(xix), in such period, shall not exceed 30% of Adjusted Consolidated EBITDA (calculated after giving effect to such adjustments); plus

(xvii) restructuring, transactions-related and business optimization losses, charges, expenses, accruals or reserves, including any system implementation costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, and costs to relocate employees, retention charges, severance; contract termination costs, transition and other duplicative running costs; provided that the aggregate amount of any adjustments increasing Adjusted Consolidated EBITDA pursuant to this sub-clause (xvii), together with any adjustments increasing Adjusted Consolidated EBITDA pursuant to sub-clauses (xvi) and (xviii)-(xix), in such period, shall not exceed 30% of Adjusted Consolidated EBITDA (calculated after giving effect to such adjustments); plus

(xviii) “run-rate” cost savings in connection with an acquisition, Investment, asset sale, or other cost-saving initiative projected by the Company in good faith to result from specified actions taken, committed to be taken, or expected in good faith to be taken, no later than twenty-four (24) months after the end of such period, calculated on a Pro Forma Basis after giving effect thereto (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, or expected to be taken, in each case, net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that, (A) such cost savings are reasonably identifiable and factually supportable and (B) the aggregate amount of any adjustments increasing Adjusted Consolidated EBITDA pursuant to this sub-clause (xviii), together with any adjustments increasing Adjusted Consolidated EBITDA pursuant to sub-clauses (xvi)-(xvii) and (xix), in such period, shall not exceed 30% of Adjusted Consolidated EBITDA (calculated after giving effect to such adjustments); plus

(xix) pro forma cost related adjustments reflected in any quality of earnings report prepared by a nationally recognized accounting firm, in connection with any Investment consummated after the Issue Date; provided that the aggregate amount of any adjustments increasing Adjusted Consolidated EBITDA pursuant to this sub-clause (xix), together with any adjustments increasing Adjusted Consolidated EBITDA pursuant to sub-clauses (xvi)-(xviii), in such period, shall not exceed 30% of Adjusted Consolidated EBITDA (calculated after giving effect to such adjustments); plus

(xx) losses, costs, charges, expenses, accruals, or reserves (including any legal and investigation fees and expenses, audit costs, settlements and judgments) related to any litigation, investigation, proceeding, settlement, judgment or any similar or related event in connection with any matters relating to Brian Kahn, Franchise Group, Inc., Vintage Capital Management and any of their respective subsidiaries or Affiliates; plus

(xxi) items reducing Consolidated Net Income for such period to the extent (A) paid (directly or indirectly) by a third party (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a cash contribution to equity capital to the Company or (B) the Company or any Restricted Subsidiary is directly or indirectly, reimbursed for such item by a third party; plus

(xxii) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to the Company and its Restricted Subsidiaries) and the amortization, write-down or write-off of any such amount for such period thereof; plus

(xxiii) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by officers or employees; plus

(xxiv) to the extent included in Consolidated Net Income for such period, the amount of any losses from abandoned, closed or discontinued operations or operations that are anticipate to become abandoned, closed or discontinued; plus

(xxv) fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans, costs or expenses (including any payroll taxes) incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement or any stock subscription, stockholders or partnership agreement and any payments in the nature of compensation or expense reimbursement made to independent board members; plus

(xxvi) trading loss (or gain reflected as a negative number) and fair value adjustments (with losses represented as a positive number and gains represented as a negative number) on loans, net of investment related expenses; plus

(xxvii) fees and expenses relating to refinancings, the creation of any joint ventures, the sale or spinoff of assets or business lines and securitizations, in each case, having occurred in the last twelve (12) months, including the entry into the Credit Agreement, the Brands Transaction, the Great American Transaction, the BRS Transaction and the JOANN Transaction; plus

(xxviii) the cumulative effect of a change in accounting principles; minus

(b) the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

(i) any gains from foreign currency transactions (including gains related to currency remeasurements of Indebtedness) for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; plus

(ii) non-cash gains increasing such Consolidated Net Income for such period, other than accruals in the Ordinary Course of Business and other than reversals of an accrual or reserve for a potential cash item that reduced Adjusted Consolidated EBITDA in any prior period;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Restricted Subsidiary (other than any Wholly Owned Subsidiary) of the Company will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute Adjusted Consolidated EBITDA, (A) in the same proportion that the net income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and its Restricted Subsidiaries, and (B) only to the extent that a corresponding amount of the net income of such Restricted Subsidiary would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders or shareholders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agents” means, collectively, the First Lien Agent and the Second Lien Agent.

“Applicable Premium” means, with respect to the Notes being redeemed on any redemption date prior to March 26, 2026, the excess, if any, of (x) the present value at such redemption date of (i) the redemption price of the Notes being redeemed at March 26, 2026 (the “Call Date”), plus (ii) all remaining required interest payments due on such Notes from the redemption date through the Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined below) at such redemption date, plus 50 basis points, over (y) the principal amount of the Notes being redeemed, as calculated by the Company or on behalf of the Company by a Person to be designated by the Company.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, exchange, or conversion of or for beneficial interests in, or any notice to or solicitation of consents from Holders or Beneficial Owners of, any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer, exchange, conversion, notice or consent solicitation.

“Asset Sale” means:

(a) the sale, lease, conveyance or other disposition of any assets or rights (other than Equity Interests in the Company or its Subsidiaries) by the Company or any of its Restricted Subsidiaries; and

(b) the issuance of Equity Interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law or any preferred stock or Disqualified Stock of a Restricted Subsidiary of the Company issued in accordance with Section 4.18) by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction that involves assets, properties or Equity Interests having a Fair Market Value of less than $15 million;

(2) a transfer of assets between or among (i) the Company and its Restricted Subsidiaries or (ii) Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (or, in the case of a joint venture, to its equity holders in which the Company or such Restricted Subsidiary receives its pro rata share or greater than pro rata share);

(4) the sale, lease or other transfer of products, equipment, inventory, services or accounts receivable in the Ordinary Course of Business or consistent with past practice, the discount or forgiveness of accounts receivable or the conversion of accounts receivable into notes receivable in connection with the collection or compromise thereof, the disposition of a business not comprising the disposition of an entire line of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the Ordinary Course of Business or consistent with past practice (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or used or useful in any material respect, taken as a whole, in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) licenses, sublicenses, or covenants not to sue by the Company or any of its Restricted Subsidiaries of or under intellectual property or software or other technology;

(6) any surrender, termination or waiver of contract rights or settlement, release, waiver of, recovery on or surrender of contract, tort or other claims of any kind;

(7) the granting of Liens not prohibited by Section 4.08;

(8) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(9) a Restricted Payment that does not violate Section 4.14 or constitutes a Permitted Investment;

(10) leases and subleases and licenses and sublicenses by the Company or any of its Restricted Subsidiaries of real or personal property in the Ordinary Course of Business;

(11) any liquidation or dissolution of a Restricted Subsidiary of the Company, provided that such Restricted Subsidiary’s direct parent is also either the Company or a Restricted Subsidiary of the Company and immediately becomes the owner of such Restricted Subsidiary’s assets;

(12) any financing transaction with respect to property built, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any of its Restricted Subsidiaries after the Issue Date permitted by this Indenture;

(13) the sale or discount (with or without recourse, on customary or commercially reasonable terms and for credit management purposes) or the granting of any option or other right to purchase, lease or otherwise acquire inventory, notes and delinquent accounts receivable in the Ordinary Course of Business or consistent with past practice;

(14) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(15) the sale, transfer, termination or other disposition of Hedging Obligations incurred in compliance with the Secured Indenture or the partial or total unwinding of any Cash Management Services or Hedging Obligations in compliance with the Secured Indenture;

(16) sales of assets received by the Company or any of its Restricted Subsidiaries upon the enforcement on a Lien;

(17) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Transaction or Qualified Receivables Facility;

(18) any trade-in of equipment by the Company or any of their Restricted Subsidiaries in exchange for other equipment; provided that in the good faith judgment of the Company or such Restricted Subsidiary receives equipment having a Fair Market Value equal or greater than the equipment being traded in;

(19) dispositions arising from enforcements, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, and dispositions of property subject to casualty events (including resulting from any involuntary loss or damage to or destruction of any property or assets of the Company or any Restricted Subsidiary);

(20) the termination of leases and subleases in the Ordinary Course of Business;

(21) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(22) dispositions of assets or Investments (including Equity Interests) in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including customary buy/sell arrangements or rights of first refusal between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements;

(23) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Company, which exchange occurs within 90 days of the transfer of such assets;

(24) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the Ordinary Course of Business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes; and

(25) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition).

“Attributable Receivables Indebtedness” means the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Receivables Subsidiary to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Authorized Officers” has the meaning assigned to such term in Section 1.05.

“Bankruptcy Code” means Title 11, United States Code.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“BR Financial” means BR Financial Holdings, LLC, a Delaware limited liability company.

“Brand Entities” means BR Funding 2021-1 LLC, BR Funding Holdings 2024-1 LLC and each of their subsidiaries.

“Brands Transaction” means the transaction involving the securitization of certain brands assets and the Brand Entities.

“BRS Transaction” means the transaction involving a separation of B. Riley Securities, Inc. as a pink sheet company and issuance of minority common equity of B. Riley Securities, Inc. to certain members of management of B. Riley Securities Holdings, LLC.

“Business Day” means any day other than a Legal Holiday. If a payment date falls on a day that is not a Business Day, the related payment shall be made on the next succeeding Business Day as if made on the date the payment is due, and no interest shall accrue on such payment for the intervening period.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership, partnership interests (whether general or limited);

(4) in the case of a limited liability company, membership interests; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a) Dollars (including such Dollars as are held as overnight bank deposits and demand deposits with banks);

(b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case, maturing within one (1) year from the date of acquisition thereof;

(c) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state, or any public instrumentality thereof, maturing within one (1) year from the date of acquisition thereof, and, at the time of acquisition, having a rating of at least “A–2” from S&P or at least “P–2” of Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two (2) named rating agencies cease publishing;

(d) commercial paper maturing no more than one (1) year from the date of creation thereof, and, at the time of acquisition, having a rating of at least “A–2” from S&P or at least “P–2” from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two (2) named rating agencies cease publishing;

(e) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts, or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States, or any state thereof, or the District of Columbia, or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than Five-Hundred Million Dollars ($500,000,000);

(f) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (a) above, entered into with any bank meeting the qualifications specified in clause (e) above;

(g) investments in money market funds which invest all, or substantially all, of their assets in assets of the types described in clauses (a) through (f) above; and

(h) in the case of Foreign Subsidiaries, investments of a type comparable to those described in clauses (a) through (g) above, which may include investments in the relevant foreign currency.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the U.S. Internal Revenue Code of 1986.

“Change of Control” means (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding Bryant R. Riley, any Estate Planning Entity of Bryant R. Riley and any entity of which Bryant R. Riley or any Estate Planning Entity of Bryant R. Riley (or together) controls a majority of the voting and economic interests of such entity directly or indirectly) shall have (x) acquired beneficial ownership or control of 50% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of the Company or (y) obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Company; or (b) the sale, lease or transfer (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than the Company or any of its Restricted Subsidiaries.

“Change of Control Offer” has the meaning assigned to such term in Section 4.10(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.10(b).

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Collateral Agent, for the benefit of the Second Lien Secured Parties, are granted, or purported to be granted, pursuant to, and in accordance with, the terms of the Collateral Documents (but, in any event, excluding any Excluded Property).

“Collateral Agent” means GLAS Trust Company LLC (or any successor thereof), in its capacity as collateral agent for the Notes.

“Collateral Documents” means the Security Agreement and any other security document as may be executed and delivered by the Grantors pursuant to the terms of this Indenture.

“Company” means B. Riley Financial, Inc., and, subject to Article V, any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer. A Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

“Consolidated Debt” means, as of any date of determination, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (e) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt), (f), (h) (other than letters of credit, to the extent undrawn; provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Debt unless such amount is still outstanding five (5) Business Days after such amount is drawn), (i), (j) and (k) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt) of the definition of “Indebtedness” of the Company and the Restricted Subsidiaries determined on a consolidated basis on such date; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; provided, further, that Consolidated Debt shall exclude obligations in respect of cash management services or that are otherwise removed in consolidation. Consolidated Debt shall exclude Indebtedness in respect of any Qualified Receivables Facility or any Qualified Securitization Transaction.

“Consolidated Net Income” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate net income (loss) of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that, without duplication:

(a) any after-tax effect of all extraordinary, nonrecurring or unusual gains or losses or income or expenses or any restructuring charges or reserves, including, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(b) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions, equity redemptions or repurchases or reductions in share capital paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;

(c) the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority Equity Interests of third parties in any non-Wholly Owned Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of the Equity Interests of such Subsidiary held by such third parties;

(d) solely for the purpose of Section 4.14, the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Restricted Subsidiary to such Person in respect of such period, to the extent not already included therein;

(e) the cumulative effect of any change in accounting principles will be excluded;

(f) (i) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (ii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (ii), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of the Company or any of its Restricted Subsidiaries, will be excluded;

(g) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(h) any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded (other than operations that are discontinued because they are held for sale);

(i) unrealized gains and losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness resulting from the application of GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from Hedging Agreements for currency exchange risk) will be excluded;

(j) any net gain or loss from Hedging Agreements or in connection with the early extinguishment of Hedging Agreements (including of ASC 815, Derivatives and Hedging) or from the early extinguishment or cancellation of Indebtedness shall be excluded;

(k) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(l) non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income);

(m) trading loss (or gain reflected as a negative number) and fair value adjustments (with losses represented as a positive number and gains represented as a negative number) on loans, net of investment related expenses;

(n) all other non-cash charges, costs and expenses shall be excluded; and

(o) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries calculated in accordance with GAAP as of the last day of the fiscal quarter most recently ended prior to such date of determination; provided, that Consolidated Total Assets shall only include the total consolidated assets of each Unrestricted Subsidiary, net of any Indebtedness outstanding at such Unrestricted Subsidiary.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Corporate Trust Office of the Trustee” means 3 Second Street, Suite 206, Jersey City, NJ 07311, or such office designated by the Trustee from time to time.

“Credit Agreement” means that certain Credit Agreement, dated as of February 26, 2025, among the Company, BR Financial, each of the lenders from time to time parties thereto, and the Credit Agreement Agent, as administrative agent for the lenders and as collateral agent to the secured parties, as amended, extended, renewed, restated, replaced, refinanced (including by means of issuance of debt securities), supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any Permitted Refinancing Indebtedness, and any credit agreement that has been designated in writing by the Company to the First Lien Agents and the Second Lien Agents under the Intercreditor Agreement as the “Credit Agreement” for purposes of the Intercreditor Agreement.

“Credit Agreement Agent” means Oaktree Fund Administration, LLC, as administrative and collateral agent under the Credit Agreement, together with its successors and assigns in such capacity (or, in the case of a refinancing or replacement in full of the Credit Agreement, the Person serving at such time as the “Agent”, “Administrative Agent”, “Collateral Agent” or other similar representative of the lenders or other debt providers under the Credit Agreement, together with its successors and assigns in such capacity); provided that, if the Credit Agreement is refinanced or replaced in full by two or more credit agreements or notes or other Indebtedness, the “Agent,” “Administrative Agent,” “Collateral Agent” or other similar representative of the lenders or other debt providers under each of the credit agreements and/or notes shall select one Person from amongst themselves to serve as Credit Agreement Agent.

“Credit Agreement Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted by the Company or any other Grantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, extended, renewed, restated, replaced, refinanced (including by means of issuance of debt securities), supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Credit Agreement Documents” means (a) the Credit Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Credit Agreement Obligations (including any Credit Agreement Collateral Document) and (b) any other related documents or instruments executed and delivered pursuant to any Credit Agreement Document described in clause (a) above evidencing, governing or securing any obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Credit Agreement Obligations” means any obligations with respect to the Credit Agreement and the other Credit Agreement Documents, including advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (as defined in the Credit Agreement) arising under the Credit Agreement Documents or otherwise with respect to any loan or letter of credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest (at the applicable rate specified in the Credit Agreement) and fees that accrue after the commencement by or against any Loan Party or Affiliate thereof, of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Credit Agreement Secured Parties” means the Credit Agreement Agent, the lenders party to the Credit Agreement and any other Person holding any Credit Agreement Obligation or to whom any Credit Agreement Obligation is at any time owing.

“Credit Facility” means one or more debt facilities or agreements (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit, the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of indebtedness or group of lenders or holders of indebtedness and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.

“Credit Rating” means the senior unsecured rating, corporate family rating, or corporate credit rating (or substantially equivalent rating) of the Company provided by Fitch, S&P and/or Moody’s, as applicable.

“Custodian” means the Trustee, as custodian for the Depositary with respect to any Global Notes, or any successor entity thereto.

“Debtor Relief Law” means any bankruptcy, insolvency or debtor relief law.

“Declared Dividends” has the meaning assigned to such term in clause (xii) of the definition of “Adjusted Consolidated EBITDA.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.08 or 2.12 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note legend set forth in Exhibit A.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, however, that, if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company, any direct or indirect parent of the Company, or the Company’s Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control, casualty event, asset sale or other similar event (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.14.

“Dollars” and “$” means the currency of The United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or the Collateral Agent, as applicable, or another method or system specified by the Trustee or the Collateral Agent, as applicable, as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, or referencing any, Capital Stock). Notwithstanding anything to the contrary in the foregoing, “Equity Interests” shall not include any Permitted Convertible / Exchange Indebtedness, any Permitted Bond Hedge Transactions, or any Permitted Warrant Transactions.

“Equity Offering” means a private or public sale for cash after the Issue Date by the Company of its common stock (other than to a Subsidiary of the Company).

“Estate Planning Entity” means, with respect to any individual, (a) any trust, the beneficiaries of which are primarily such individual and/or any Immediate Family Relative, or (b) any corporation, partnership, limited liability company or other entity that is primarily owned and controlled, directly or indirectly, by such individual, any Immediate Family Relative and/or any of the Persons described in clause (a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means any of the following:

(a) each Immaterial Subsidiary;

(b) each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary;

(c) each Subsidiary that is prohibited from guaranteeing or granting Liens to secure the notes by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to guarantee or grant Liens to secure the notes (unless such consent, approval, license or authorization has been received);

(d) each Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the notes on the Issue Date or at the time such Subsidiary becomes a Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect;

(e) any Receivables Subsidiary;

(f) any Foreign Subsidiary;

(g) any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary of the Company that is a CFC;

(h) any other Subsidiary with respect to which the Credit Agreement Agent and the Company reasonably agree that the cost or other consequences (including tax consequences) of providing a guarantee of or granting Liens are likely to be excessive in relation to the value to be afforded thereby; and

(i) each Unrestricted Subsidiary;

(j) each insurance subsidiary;

(k) each not-for-profit entity; and

(l) each Securitization Entity or other special purpose entity.

the Excluded Subsidiaries as of the Closing Date are set forth on Schedule 1.01(b).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Issue Date after giving effect to the Transaction.

“Fair Market Value” means the value (which will take into account any liabilities, contingent or otherwise, associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction, as conclusively determined in good faith by the Company (unless otherwise provided in this Indenture).

“Finance Lease Obligations” means an obligation that is required to be accounted for as a finance lease or capital lease (and not a straight-line or operating lease or right of use asset) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP and the stated maturity date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“First Lien Agents” means, collectively, the Credit Agreement Agent (acting on behalf of the Credit Agreement Secured Parties) and each Additional First Lien Agent.

“First Lien Designated Agent” means (i) at all times prior to the discharge of Credit Agreement Obligations, the Credit Agreement Agent and (ii) on and after the discharge of Credit Agreement Obligations, such agent or trustee as is designated “First Lien Designated Agent” by the First Lien Secured Parties holding a majority in principal amount of the First Lien Obligations then outstanding or their representative.

“First Lien Documents” means, collectively, (a) the Credit Agreement Documents and (b) each Additional First Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional First Lien Obligations and any other related documents or instruments executed and delivered pursuant to the foregoing.

“First Lien Obligations” means, collectively, the Credit Agreement Obligations and the Additional First Lien Obligations; provided, that no obligations under this Indenture may be First Lien Obligations.

“First Lien Secured Parties” means, collectively, (a) the Credit Agreement Secured Parties and (b) any Additional First Lien Agent, the lenders and letter of credit issuer(s) party to any Additional First Lien Agreement, and any other Person holding any Additional First Lien Obligation or to whom any Additional First Lien Obligation is at any time owing.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Adjusted Consolidated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, the interest component of all payments associated with Finance Lease Obligations, and the net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding any non-cash interest expense attributable to the mark-to-market valuation of Hedging Obligations or other derivatives pursuant to GAAP) and excluding (a) penalties and interest relating to taxes, (b) amortization or write-off of deferred financing fees and expensing of any other financing fees, including any expensing of bridge or commitment fees, (c) any additional cash interest owing pursuant to any registration rights agreement, (d) the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Company’s outstanding Indebtedness, (e) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Transaction and Receivables Facility, (f) annual agency fees paid to the administrative agents and collateral agents under the Credit Agreement, (g) costs associated with obtaining Hedging Obligations, (h) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the any acquisition, (i) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty and (j) interest expense resulting from push-down accounting; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives under ASC 815, Derivatives and Hedging, as a result of the terms of the Indebtedness to which such consolidated interest expense applies; plus

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c) all cash dividends, whether paid or accrued, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or preferred stock of any non-Guarantor Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP; minus

(d) the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary, substantially all of the property of which consists of: (a) equity interests of one or more Subsidiaries of the Company that are CFCs; or (b) Indebtedness of such CFCs.

“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date.

“Global Note” or “Global Notes” means the Notes in the form established pursuant to Section 2.03 hereof, evidencing all or part of Notes issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, The United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantor” means the Company and each Guarantor.

“Great American Revolving Credit Agreement” means that certain Senior Secured Revolving Credit and Guaranty Agreement, dated as of November 15, 2024 among Great American Holdings, LLC, as Borrower, the Subsidiary Guarantors party thereto from time to time, and BRF Finance Co., LLC, as Lender, together with the related documents (including any revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Great American Transaction” means the sale of a majority interest in certain liquidation business lines through the formation of Great American Holdings, LLC as a joint venture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns that constitute Subsidiaries (other than Excluded Subsidiaries), in each case, until the guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Hedging Agreements.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means any Restricted Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Company most recently ended for which internal financial statements are available, hold Consolidated Total Assets in excess of 1.0% of aggregate Consolidated Total Assets of the Company and its Subsidiaries as of such date or revenues representing in excess of 1.0% of total revenues of the Company and its Subsidiaries on a consolidated basis for the most recent period of four consecutive fiscal quarters for which internal financial statements are available, and (b) taken together with all such Restricted Subsidiaries (other than any such Restricted Subsidiary that is a Grantor or Excluded Subsidiary described in clauses (b) through (l) of such definition) as of such date, did not hold Consolidated Total Assets in excess of 1.0% of aggregate Consolidated Total Assets of the Company and its Subsidiaries as of such date or revenues representing in excess of 1.0% of total revenues of the Company its Subsidiaries on a consolidated basis for the most recent period of four consecutive fiscal quarters for which internal financial statements are available.

“Immediate Family Relative” means an individual’s lineal descendants (including any such descendants by adoption), siblings, parents, spouse, former spouses, current civil union partner, former civil union partners and the estates, guardians, custodians or other legal representatives of any of the foregoing.

“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Company, the accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness ..

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the Ordinary Course of Business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the Ordinary Course of Business);

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the Ordinary Course of Business);

(d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than (i) any such obligations that constitutes a trade payable or similar obligation to a trade creditor incurred in the Ordinary Course of Business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the Ordinary Course of Business; it being understood that obligations owed to banks and other financial institutions in connection with any arrangement whereby a bank or other institution purchases payables described in clause (i) above owed by the Company or its Subsidiaries shall not constitute Indebtedness) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

(e) all Guarantees by such Person of Indebtedness of others;

(f) all Finance Lease Obligations of such Person;

(g) net obligations under any Hedging Agreements;

(h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit that have been drawn;

(i) the principal component of all obligations of such Person in respect of bankers’ acceptances;

(j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

(k) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed; and

(l) all Attributable Receivables Indebtedness with respect to Qualified Receivables Facilities and obligations in respect of Qualified Securitization Transactions;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that (i) contingent obligations incurred in the Ordinary Course of Business or consistent with past practice, (ii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the Ordinary Course of Business, (iii) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Company and its Restricted Subsidiaries, (iv) prepaid or deferred revenue arising in the Ordinary Course of Business, (v) in connection with the purchase by the Company or any Restricted Subsidiary of any business, assets, Equity Interests or Person, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (vi) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement, (vii) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, or (viii) obligations or liabilities in respect of any Permitted Bond Hedge Transactions or Permitted Warrant Transactions. Indebtedness convertible, or exchangeable for, stock (or other security and/or property of a Person following a merger event with respect to, or reclassification or other change to the stock in, such Persons) and/or cash (the amount of cash determined by reference to the price of such stock, securities and/or property), or any combination thereof, including Permitted Convertible / Exchange Indebtedness, shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the stock, securities, property and/or cash deliverable upon conversion or exchange thereof. The amount of Indebtedness of any Person for purposes of clause (e) above on any date shall be the amount determined by the Company in good faith that, in the light of all the facts and circumstances existing on such date, represents the amount of underlying obligations reasonably expected by the Company to be paid thereunder. The amount of Indebtedness of any Person for purposes of clause (g) above on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indebtedness for Borrowed Money” means, with respect to a Person, Indebtedness of such Person under clauses (a), (b), (h), (i) or (e) (to the extent relating to the foregoing clauses) of the definition of “Indebtedness,” and shall include any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money.

“Indenture” means this Indenture, as amended, restated, amended and restated, supplemented and/or otherwise modified in writing from time to time in accordance with the terms hereof.

“Indenture Documents” means (a) this Indenture, the Notes, the guarantees thereof, the Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents or any of them. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency or liquidation proceeding, or that would have accrued or become due but for the effect of an insolvency or liquidation proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency or liquidation proceeding).

“Initial Notes” means the $87,753,000 aggregate principal amount of the Notes issued on the Issue Date.

“Interest Payment Date” means, as to each Note, each date specified as an “Interest Payment Date” on the face of such Note.

“Interest Record Date” means, as to each Note, each date specified as an “Interest Record Date” on the face of the applicable Note.

“Instructions” has the meaning assigned to such term in Section 1.05.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, among the Credit Agreement Agent, the Collateral Agent, each Additional First Lien Agent and each Additional Second Lien Agent from time to time party thereto.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s).

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4) instruments of the general type described in clauses (1), (2) or (3) above in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, relocation and similar advances to directors, officers and employees made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, together with all items that are required to be classified as investments on a balance sheet prepared in accordance with GAAP in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.14(b). The acquisition by the Company or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.14(a). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means March 26, 2025.

“JOANN Transaction” means that certain Agency Agreement dated as of February 26, 2025 between JoAnn as Merchant, GA Joann Retail Partnership, LLC as Agent, and Wilmington Savings Fund Society, FSB as Term Agent, as may be modified from time-to-time, including by virtue of an order of the United States Bankruptcy Court for the District of Delaware in the chapter 11 cases commenced by JoAnn and jointly administered under Case No. 25-10068 (CTG).

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city where the Corporate Trust Office of the Trustee is located at such time are required or authorized by law, regulation or executive order to close or be closed.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Disqualified Stock or any preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Material Guarantor” means any Guarantor that hold Consolidated Total Assets in excess of 10.0% of the aggregate Consolidated Total Assets of the Company and its Subsidiaries as of the latest audited consolidated financial statements of the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Cash Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed asset or other consideration received in any other non-cash form), net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (in each case as conclusively determined by the Company in good faith), including legal, accounting and investment banking fees, discounts and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid, payable or reasonably estimated in good faith to be payable as a result of the Asset Sale, in each case, after taking into account any current reduction in tax liability (determined on a “with and without” basis) due to available tax credits or deductions and any tax sharing arrangements, amounts applied to the repayment of principal, premium (if any) and interest on senior Indebtedness required (other than pursuant to the fourth paragraph of Section 4.10) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company or any Subsidiary against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by each Guarantor pursuant to the terms of this Indenture.

“Notes” means the Initial Notes and any Additional Notes.

“Notes Secured Parties” means the Holders, the Trustee and the Collateral Agent.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company that meets the requirements of Section 12.05 hereof, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company, or other counsel reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.

“Ordinary Course of Business” means the ordinary course of business as conclusively determined by the Company in good faith.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash and Cash Equivalents; provided, that any cash and Cash Equivalents received are applied in accordance with Section 4.10.

“Permitted Bond Hedge Transactions” means any customary (as conclusively determined by the Company in good faith) call, or capped call, option (or economically equivalent swap or other derivative transaction) relating to the common stock in the Company (or other securities and/or property of the Company, following a merger event, with respect to, or a reclassification or other change to the common stock in, the Company) purchased by the Company in connection with the issuance of any Permitted Convertible / Exchange Indebtedness.

“Permitted Business” means any business, service or activity that is the same as, or reasonably related, incidental, ancillary, complementary or similar to, or that is a reasonable extension or development of, any of the businesses, services or activities in which the Company and its Subsidiaries are engaged on the Issue Date.

“Permitted Convertible / Exchange Indebtedness” means, collectively: (a) any Indebtedness of the Company that is convertible into, or exchangeable for, common stock or preferred stock (other than Disqualified Stock) in the Company (or other securities and/or property of the Company, following a merger event with respect to, or reclassification or other change to the common stock or preferred stock in, the Company), cash (solely to the extent such amount of cash determined by reference to the price of such common stock, preferred stock (other than Disqualified Stock), or such other securities and/or property), or any combination of any of the foregoing, and cash in lieu of fractional shares of common stock or preferred stock (other than Disqualified Stock); and (b) the Guarantee of any of the Indebtedness described in the foregoing clause (a) by any Guarantor.

Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness relating to convertible secured notes under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein. In addition, in the case of any Permitted Convertible / Exchange Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Permitted Convertible / Exchange Indebtedness, the Company or a Restricted Subsidiary enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible / Exchange Indebtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Permitted Convertible / Exchange Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Permitted Convertible / Exchange Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.

“Permitted Investments” means:

(1) any Investment in the Company or any Restricted Subsidiaries (including in the Notes and any Capital Stock of the Company or any Restricted Subsidiary);

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an asset sale;

(5) any acquisition of assets or Capital Stock solely in exchange for, or out of the proceeds of, the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business or consistent with past practice of the Company or any Restricted Subsidiary, including as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or otherwise in respect of any secured Investment or other transfer of title with respect to any secured Investment in default; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to directors, officers, employees or consultants made in the Ordinary Course of Business of the Company or any Subsidiary;

(9) to the extent constituting an Investment, repurchases, redemptions, repayments or exchanges of the Notes, the Unsecured Notes and other Indebtedness;

(10) any guarantee of Indebtedness of any Restricted Subsidiary;

(11) any Investment existing on, or made pursuant to binding commitments, agreements or arrangements existing on the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any investment existing on, or made pursuant to a binding commitment, agreements or arrangements existing on the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger or consolidation with or into the Company or any Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(13) Investments by the Company or any Restricted Subsidiary consisting of deposits, prepayment and other credits to suppliers or landlords made in the Ordinary Course of Business;

(14) guarantees, keepwells and similar arrangements made in the Ordinary Course of Business of obligations owed to landlords, suppliers, customers, franchisees and licensees of the Company or any Restricted Subsidiary and performance guarantees with respect to the obligations that are permitted by this Indenture;

(15) any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company or any Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(16) Investments consisting of the licensing, sublicensing or contribution of intellectual property or technology pursuant to joint marketing arrangements with other Persons;

(17) Investments in joint ventures and Permitted Businesses and Unrestricted Subsidiaries of the Company or any Restricted Subsidiary in an aggregate amount, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of (x) $50 million and (y) 5.0% of Consolidated Total Assets, at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any cash returns to the Company or any Restricted Subsidiary (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income or similar amounts) in respect of such Investments;

(18) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or technology or leases, in each case, in the Ordinary Course of Business; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary;

(19) (i) Investments by the Company or any Restricted Subsidiary in any Receivables Facility or any Securitization Entity or any Investments by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Transaction or any related Indebtedness or (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility; provided, however, that such Investment is solely in the form of a Purchase Money Note, Equity Interests or contribution of additional accounts receivable generated by the Company or any Restricted Subsidiary;

(20) Investments in Unrestricted Subsidiaries in an amount not to exceed the greater of (x) $75 million and (y) 7.5% of Consolidated Total Assets;

(21) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company or any contribution to the common equity of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (21) will be excluded from Section 4.14(a)(4)(C)(ii);

(22) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding not to exceed the greater of (x) $50 million and (y) 5.0% of Consolidated Total Assets at the time of incurrence, at any one time outstanding plus the amount of any cash returns to the Company or any Restricted Subsidiary (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income or similar amounts) in respect of such Investments; provided, however, that if any Investment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary;

(23) [Reserved];

(24) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(25) contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Company;

(26) Investments in the Ordinary Course of Business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(27) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Company or any Subsidiary or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is permitted by Section 4.14;

(28) Investments in another Person if such Person is engaged in any Permitted Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(29) to the extent they constitute Investments, Indebtedness (other than Indebtedness incurred in reliance on clause (b)(22) of Section 4.18) Liens or Restricted Payments permitted to be incurred under this Indenture;

(30) Investments consisting of Permitted Bond Hedge Transactions and/or Permitted Warrant Transactions, together with Investments consisting of the performance of any obligations of the Company or any of its Restricted Subsidiaries thereunder;

(31) Investments to fund guaranteed liquidation transactions in the Ordinary Course of Business;

(32) Investments in Great American Holdings, LLC and its Subsidiaries, including pursuant to the Great American Revolving Credit Agreement;

(33) Investments in connection with or consisting of an equity line of credit commitment in the Ordinary Course of Business;

(34) Investments in B. Riley Securities, Inc., B. Riley Wealth Management, Inc. and their respective Subsidiaries, made in the Ordinary Course of Business, including to the extent necessary to be in compliance with net capital requirements under applicable law;

(35) Investments in connection with registered exchange offers by B. Riley Principal Investments, LLC and its Subsidiaries; and

(36) Investments by any Restricted Subsidiary in unaffiliated third parties made in the Ordinary Course of Business.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (36) above, or is otherwise entitled to be incurred or made pursuant to Section 4.14, the Company will be entitled to divide, classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth in Section 4.14.

“Permitted Junior Securities” means unsecured debt or equity securities of the Company or any Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment, as applicable, that are subordinated to the payment in full in cash of all then-outstanding Senior Indebtedness at least to the same extent that the notes are subordinated to the payment of all Senior Indebtedness of the Company or guarantees are subordinated to the payment in full in cash of all Senior Indebtedness of such Guarantor, as applicable, on the Issue Date, so long as to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Liens” means:

(1) Liens securing Indebtedness under Section 4.18(b)(1);

(2) Liens securing the Credit Agreement Obligations (other than any obligations with respect to incremental term loans or revolving commitments and/or loans incurred after the Issue Date), and any Lien securing Permitted Refinancing Indebtedness in respect thereof;

(3) Liens securing the Notes and any related guarantees (but excluding any Additional Notes and related guarantees thereof);

(4) Liens existing on the Issue Date (excluding the Liens securing the Credit Agreement Obligations and the Notes);

(5) Liens securing obligations in respect of Indebtedness incurred under Section 4.18(b)(4), including in respect to Finance Lease Obligations and Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (A) such Liens attach concurrently with, or within 270 days after, completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (B) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of, such Indebtedness; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or its Affiliates;

(6) [Reserved];

(7) Liens in favor of the Company or any other Guarantor, if any;

(8) (i) Liens on Property existing at the time of acquisition of the Property by the Company or any of its Subsidiaries and (ii) Liens on Property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens (a) were in existence prior to such acquisition and not incurred in contemplation of, such acquisition and (b) do not extend to any other assets of the Company or any of its Subsidiaries;

(9) purchase money mortgages or other purchase money liens (including any Finance Lease Obligations) permitted by Section 4.18(b)(4) upon any fixed or capital assets acquired after the Issue Date, or purchase money mortgages (including Finance Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary; provided that individual financings of assets provided by one lender may be cross-collateralized to other financings of fixed or capital assets provided by such lender; and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Finance Lease Obligation) only;

(10) landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, attorney’s or other like liens, in any case, incurred in the Ordinary Course of Business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings;

(11) Liens securing (i) the performance of bids, trade contracts (other than for borrowed money) or statutory obligations, (ii) surety bonds and (iii) other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the Ordinary Course of Business;

(12) Liens in favor of governmental entities or other special purpose entities established by governmental entities (including without limitation for industrial revenue bonds, new market tax credits, pollution control bonds or any other issuance of tax-exempt governmental obligations);

(13) Liens arising by reason of any judgment, decree or other of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary;

(14) Liens created in connection with a transaction that is not financed with, and created to secure Indebtedness that is not recourse to, any Property of the Company or any Guarantor;

(15) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances or Liens incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(16) Liens on the Collateral securing Additional Second Lien Obligations (including Additional Notes) in an aggregate principal amount, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $250.0 million minus the aggregate principal amount of the Notes issued on the Issue Date and outstanding under this Indenture;

(17) Liens for taxes, assessments or governmental charges or claims, or other like statutory Liens that do not secure Indebtedness for Borrowed Money, and that (i) are not yet delinquent, or (ii) are being contested in good faith by appropriate proceedings promptly instituted and properly pursued; provided that, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(18) Liens on the Collateral that are junior to the Liens thereon securing the Notes;

(19) Liens in the form of licenses, leases or subleases granted or created by the Company or any Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(20) Liens on fixtures or personal property held by, or granted to, landlords pursuant to leases;

(21) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent of an acquisition;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) any zoning or similar law or right reserved to, or vested in, any governmental office or agency to control or regulate the use of any real property;

(24) bankers’ Liens, rights of setoff, and similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case, granted in the Ordinary Course of Business in favor of the bank(s) with which such account(s) are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements;

(25) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(26) pledges or deposits in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;

(27) Liens representing the right of commercial or government (including defense) customers to acquire certain property from the Company or any Subsidiary, and set-off rights under commercial or defense customer agreements with the Company or any Subsidiary entered into in the Ordinary Course of Business;

(28) licenses, sublicenses, covenants not to sue and similar rights granted with respect to intellectual property in the Ordinary Course of Business, or granted in the Company or the applicable Subsidiary’s reasonable judgment;

(29) [Reserved];

(30) Liens arising from sales, transfers, or other dispositions of accounts receivable;

(31) customary Liens arising under Treasury Management Agreements and Hedging Agreements;

(32) Liens on the property of any Subsidiary securing Indebtedness or other obligations owing to any Grantor;

(33) Liens in the nature of any interest or title of a lessor or sublessor under any lease permitted under this Indenture;

(34) purported Liens evidenced by the filing of precautionary UCC financing statements;

(35) Liens securing Indebtedness incurred pursuant to a program or facility sponsored or guaranteed by any governmental authority for the purposes (in the good faith determination of the Company) of providing liquidity or other financial relief in connection with the COVID-19 pandemic and any potential effects and consequences related thereto;

(36) Liens on any mortgaged property identified in any ALTA title policy relating to such Real Property;

(37) Liens securing any Indebtedness assumed in connection with any acquisition; provided that such Indebtedness is not incurred in contemplation of such acquisition;

(38) other Liens securing Indebtedness or other obligations in an aggregate amount that does not exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Total Assets, at any one time outstanding;

(39) [Reserved];

(40) Liens created in connection with any Qualified Securitization Transaction or Qualified Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Qualified Securitization Transaction or Qualified Receivables Facility;

(41) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions and customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness is issued;

(42) Liens securing insurance premiums financing arrangements;

(43) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets for so long as such agreements are in effect;

(44) Liens on Equity Interests or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(45) Liens with respect to property or assets of any Restricted Subsidiary that is not a Guarantor securing obligations of a Restricted Subsidiary that is not a Guarantor;

(46) extensions, renewals or replacements of any Lien referred to in the preceding clauses (1), (4) and (7) through (45); and

(47) Liens securing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to clause (2), (3), (5) or (6); provided that (x) the new Lien is limited to the Collateral or cash proceeds of such Indebtedness deposited into escrow or otherwise segregated pending the use thereof or funds deposited for the discharge or defeasance of such Indebtedness (it being understood that with respect to any Liens on the Collateral being incurred under this clause (47), if Liens on the Collateral securing the Indebtedness being refinanced were junior to the Liens securing the Notes, then any Liens on such Collateral being incurred under this clause (47) to secure such refinancing Indebtedness shall be junior to the Liens securing the Notes), and (y) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount (or accreted amount, if applicable, or, if greater, committed amount) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such refinancing Indebtedness and (y) an amount necessary to pay any accrued interest, fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge.

In the event that any financial ratio is being calculated for purposes of determining whether any Lien may be incurred, the Company may elect to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment (consistently applied for all purposes under this Indenture), in which case Indebtedness in an amount equal to such commitment shall be deemed to be outstanding for all financial calculations until such commitment is terminated, but any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Permitted Receivables Facility Assets” means (i) Receivables Assets (whether now existing or arising in the future) of the Company and any Restricted Subsidiary which are transferred, sold and/or pledged to a Receivables Subsidiary or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Subsidiary, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to the Company or any of its Restricted Subsidiaries secured by Receivables Assets (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Company and any Restricted Subsidiary which are made pursuant to a Qualified Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Permitted Refinancing Indebtedness” means:

(1) any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.18 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding)) of the Company or any of its Restricted Subsidiaries; provided that:

a.	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, accreted value or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.18 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding) of the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded, plus the Additional Refinancing Amount;

b.	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

c.	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

d.	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured and pari passu in right of payment with the Notes or any Guarantees, such Permitted Refinancing Indebtedness is unsecured and pari passu with, or subordinated in right of payment to, the Notes or the Guarantees; and

e.	such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(2) any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock (or unutilized commitments in respect of Indebtedness or Disqualified Stock (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.18 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding)) of the Company or any of its Restricted Subsidiaries; provided that:

a.	the liquidation preference, face value, accreted value or the like of such Permitted Refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, accreted value or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.18 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding) of the Indebtedness or Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded, plus the Additional Refinancing Amount;

b.	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

c.	if the Disqualified Stock of the Company or any of its Restricted Subsidiaries is subordinated in right of payment to the Notes or related Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

d.	such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

e.	such Disqualified Stock is not issued by any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary is an obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Warrant Transactions” means any customary (as conclusively determined by the Company in good faith) call option, warrant, or right to purchase (or economically equivalent swap or other derivative transaction) relating to the common stock or preferred stock (other than Disqualified Stock) in the Company (or other securities and/or property of the Company, following a merger event with respect to, or reclassification or other change to the common stock or preferred stock (other than Disqualified Stock) in, the Company) sold or issued by the Company substantially concurrently with any purchase by the Company of related Permitted Bond Hedge Transactions, and the performance by the Company of its obligations thereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Fixed Charge Coverage Ratio, and the calculation of Adjusted Consolidated EBITDA or Consolidated Total Assets, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any acquisition, merger, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness or Liens (including Indebtedness and/or Liens issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any Hedging Obligations s applicable to such Indebtedness if such Hedging Obligations has a remaining term in excess of 12 months). Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a financial officer of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (1) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such applicable optional rate as the Company may designate.

In the event that any financial ratio is being calculated for purposes of determining whether any Lien may be incurred, the Company may elect to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment (consistently applied for all purposes under this Indenture), in which case Indebtedness in an amount equal to such commitment shall be deemed to be outstanding for all financial calculations until such commitment is terminated, but any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any of its Subsidiaries to a Securitization Entity in connection with a Qualified Securitization Transaction, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Facility” means any Receivables Facility that meets the following conditions: (x) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Facility (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to the Company or the applicable Subsidiary and any Receivables Subsidiary subject thereto; (y) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Receivables Undertakings; and (z) such arrangements are non-recourse to the Company and the Subsidiaries and their assets, other than with respect to Receivables Repurchase Obligations.

“Qualified Securitization Transaction” means any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Entity;

(2) all sales of accounts receivable and related assets to the Securitization Entity are made at Fair Market Value (as determined in good faith by the Company, and which may include any discounts customary for a Securitization Transaction) and may include Standard Securitization Undertakings; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as conclusively determined in good faith by the Company) and may include Standard Securitization Undertakings.

“Qualifying Equity Interests” means Equity Interests of the Company or any direct or indirect parent of the Company other than Disqualified Stock.

“Rating Agency” means (1) each of Fitch, S&P and Moody’s; and (2) if either Fitch, S&P or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Fitch, S&P or Moody’s, or all of them, as the case may be.

“Receivables Assets” means (1) any accounts receivable owed to the Company or a Subsidiary subject to a Receivables Facility and the proceeds thereof and (2) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Company or a Subsidiary to a commercial bank or other investor thereof in connection with a Receivables Facility.

“Receivables Facility” means an arrangement pursuant to which the Company or a Subsidiary, as applicable, sells (directly or indirectly) its accounts receivable, together with any other Receivables Assets related thereto, which accounts receivable may be sold at a market discount (as determined in good faith by the Company or such Subsidiary), to (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Receivables Facility to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Seller” means the Company or any Restricted Subsidiary of the Company that is a party to the Permitted Receivables Facility Documents (other than any Receivables Subsidiary).

“Receivables Subsidiary” means any Wholly Owned Subsidiary of the Company which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and engages in no activities other than in connection with facilitating or entering into, one or more Receivables Facilities and in each case engages only in activities reasonably related or incidental thereto and: (x) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Subsidiary (other than any Receivables Subsidiary) (excluding guarantees of obligations pursuant to Standard Receivables Undertakings), (b) is recourse to or obligates the Company or any Subsidiary (other than the Receivables Subsidiary) in any way other than pursuant to Standard Receivables Undertakings or (c) subjects any asset of the Company or any Subsidiary (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings; and (y) to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registered Note” means any Note in the form (to the extent applicable thereto) established pursuant to Section 2.01 hereof which is registered on the books of the Registrar.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business and not classified as current assets under GAAP at the time of acquisition (other than loans, debt securities or equity securities that the Company acquires in the Ordinary Course of Business); provided that assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not qualify as Related Business Assets if they consist of securities of a Person, unless upon receipt of such securities such Person becomes a Restricted Subsidiary of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any Officer of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(d) and the second sentence of Section 7.05 shall also include any other Officer of the Trustee to whom any corporate trust matter is referred because of such Officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Restricted Notes Legend.

“Restricted Notes Legend” means the legend identified as such in Section 2.08(e)(1) hereto.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise clearly requires, references herein to a “Restricted Subsidiary” refer to a Restricted Subsidiary of the Company.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agents” means, collectively, the Collateral Agent (acting on behalf of the Notes Secured Parties) and each Additional Second Lien Agent.

“Second Lien Collateral Documents” means, collectively, (a) the Collateral Documents and (b) any agreement, document or instrument pursuant to which a Lien is granted by the Company or any other Grantor to secure any Additional Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Debt” means Indebtedness secured by a Lien that is to be equally and ratably secured with any other Second Lien Obligation; provided that (i) such Indebtedness has been designated by the Company in an officer’s certificate delivered to the First Lien Agents and Second Lien Agents as “Second Lien Debt” for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional Second Lien Obligations are Additional Second Lien Obligations permitted to be so incurred in accordance with each First Lien Document and each Second Lien Document and (ii) any agent, trustee or representative of the holders of the Second Lien Obligations related to such Second Lien Debt shall have executed a joinder to the Second Lien Collateral Documents and the Intercreditor Agreement in the respective forms provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Second Lien Documents” means, collectively, (a) the Indenture Documents and (b) each Additional Second Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional Second Lien Obligations and any other related documents or instruments executed and delivered pursuant to any of the foregoing.

“Second Lien Obligations” means, collectively, the obligations under this Indenture and the Additional Second Lien Obligations.

“Second Lien Secured Parties” means, collectively, the Notes Secured Parties and the Additional Second Lien Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (1) any accounts receivable, real estate asset, mortgage receivables or related assets and the proceeds thereof subject to a Qualified Securitization Transaction and the proceeds thereof and (2) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such accounts and all records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in each case subject to a Qualified Securitization Transaction.

“Securitization Entity” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with the Company in which the Company or any Subsidiary makes an Investment and to which the Company or any Subsidiary transfers accounts receivable and related assets) which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable and other Securitization Assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Subsidiary (other than the Securitization Entity) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; and

(2) to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation by the Board of Directors of the Company shall be evidenced to the Trustee by an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary of the Company or any Subsidiary in connection with, a Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Securitization Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company, any Subsidiary or a Securitization Entity pursuant to which the Company or such Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, the Company, any Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or such Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Company, any Subsidiary which arose in the Ordinary Course of Business of the Company or such Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Security Agreement” means that certain pledge and security agreement, dated as of the Issue Date, by and among the Guarantors, the Trustee and the Collateral Agent for the Second Lien Secured Parties.

“Senior Indebtedness” means all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and related Guarantees (including interest, fees, and expenses accruing on or after the filing of any petition in bankruptcy, liquidation, insolvency, examinership, or similar case or proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest, fees, or expenses is allowed in such case or proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any of its Subsidiaries;

(2) any accounts payable or other liability to trade creditors arising in the Ordinary Course of Business;

(3) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture;

(4) any Indebtedness or other Obligations incurred under the Unsecured Notes Indenture; or

(5) any Subordinated Indebtedness.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Notes means a date fixed by the Company pursuant to Section 2.14 hereof.

“Standard Receivables Undertakings” means representations, warranties, covenants, indemnities and guarantees of obligations thereunder entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Receivables Facility including those relating to the servicing of the assets of a seller of Receivables Assets, it being understood that any Receivables Repurchase Obligation and a non-credit related recourse accounts receivable factoring arrangement shall each be deemed to be a Standard Receivables Undertaking.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of obligations thereunder entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Securitization Transaction including those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its guarantee of the Notes.

“Subsidiary” means, with respect to any Person (referred to in this definition as the “Parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent. In addition, any joint venture owned by any Person which is consolidated with such Person pursuant to GAAP shall be a “subsidiary” of such Person.

“Swap Termination Value” means, in respect of any one (1) or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements: (a) for any date on or after the date on which such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts and other accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation, reporting and trade finance services, supply chain finance programs, cash pooling arrangements and other cash management services.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such Statistical Release is no longer published or the relevant information is no longer available thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 26, 2026; provided, however, that if the period from such redemption date to March 26, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to March 26, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of its Restricted Subsidiaries; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Company or any of its Restricted Subsidiaries solely as a result of Liens thereon under the Credit Agreement or Liens to secure obligations under the Notes shall be considered Unrestricted Cash.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with Section 4.15 and (ii) any Subsidiary of an Unrestricted Subsidiary. As of the Issue Date, the following entities are Unrestricted Subsidiaries: B. Riley Securities Holdings, LLC and its Subsidiaries, Nogin Holdings, LLC and its Subsidiaries, B. Riley Wealth Management, Inc. and its Subsidiaries, Lingo Management, LLC and its Subsidiaries, Tiger US Holdings, Inc. and its Subsidiaries, and BRPI Acquisition Co., LLC and its Subsidiaries.

“Unsecured Notes” means the 2026-1 Notes, the 2026-2 Notes, the 2026-3 Notes, the 2028-1 Notes, and the 2028-2 Notes.

“Unsecured Notes Indenture” means that certain Indenture, dated as of May 7, 2019 (as supplemented by the First Supplemental Indenture dated May 7, 2019, the Second Supplemental Indenture dated as of September 23, 2019, the Third Supplemental Indenture dated as of February 12, 2020, the Fourth Supplemental Indenture dated as of January 25, 2021, the Fifth Supplemental Indenture dated as of March 29, 2021, the Sixth Supplemental Indenture dated as of August 6, 2021 and the Seventh Supplemental Indenture dated as of December 3, 2021), between the Ultimate Parent and The Bank of New York Mellon Trust Company N.A., as trustee.

“Unsecured Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. (or any successor thereto), in its capacity as trustee for the Unsecured Notes.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section

“Acceleration Event”	6.01(g)
“Applicable Law”	7.02(m)
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.14
“DTC”	2.05
“Event of Default”	6.01
“LCT Election”	1.04(a)
“LCT Test Date”	1.04(a)
“Legal Defeasance”	8.02
“Liens”	4.08(a)
“Paying Agent”	2.05
“Payment Default”	6.01(g)
“QIB Global Note”	2.01(c)
“QIBs”	2.01(c)
“Registrar”	2.05
“Regulation S”	2.01(c)
“Regulation S Global Note”	2.01(c)
“Restricted Payments”	4.14(a)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Indenture Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Indenture Document, shall be construed to refer to such Indenture Document in its entirety and not to any particular provision thereof, (iv) all references in an Indenture Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Indenture Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where compliance with any provision herein or the other Indenture Documents is determined by reference to the proceeds of any issuances of Equity Interests or capital contributions, such proceeds shall be deemed to be limited to such amount as was not previously (and is not concurrently being) applied in determining the permissibility of another transaction hereunder or under the Indenture Documents;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(4) if any baskets, thresholds or exceptions in a particular covenant determined by reference to a fixed currency amount or a percentage of Adjusted Consolidated EBITDA or Consolidated Total Assets (“fixed baskets”) are intended to be utilized together with any baskets, thresholds or exceptions determined by reference to the Fixed Charge Coverage Ratio or any other financial ratio or metric (a “ratio-based basket”) in a single transaction or action or series of related transactions or actions under the same covenant (for the purposes of this paragraph, a “Relevant Transaction”): (x) amounts available to be incurred under the applicable ratio-based baskets shall be calculated without giving effect to amounts to be incurred under the applicable fixed baskets in connection with such Relevant Transaction and (y) full pro forma effect shall be given to all increases to Adjusted Consolidated EBITDA or Consolidated Total Assets and repayments or discharges of Indebtedness in connection with such Relevant Transaction in accordance with the indenture;

(5) if Indebtedness originally incurred in reliance upon a percentage of any financial ratio is being refinanced and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred under the applicable clause so long as the principal amount of such additional Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus the Additional Refinancing Amount;

(6) if (x) a proposed action, matter, transaction or amount (or a portion thereof) is incurred or entered into pursuant to a fixed basket or the grower component of any other basket and (y) at a later time would subsequently be permitted under a ratio based basket, unless otherwise elected by the Company, such action, matter, transaction or amount (or a portion thereof) shall automatically be reclassified to such ratio based basket;

(7) if (x) any transaction is entered into between (A) the Company or any Restricted Subsidiary and (B) any other Person which is not a Restricted Subsidiary on the date of such transaction; (y) such transaction is permitted pursuant to a fixed basket or an incurrence-based basket; and (z) following such transaction, such other Person becomes a Restricted Subsidiary, such transaction shall be deemed to be reallocated to any applicable basket allowing transactions of such type to be entered into on an unlimited basis between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(8) if a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under the indenture, the Company shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter or amount (or a portion thereof) between such baskets, permissions or thresholds as it shall elect from time to time, provided that Indebtedness under the Credit Agreement outstanding on the Issue Date shall at all times be classified as incurred under Section 4.18(b)(1) and (y) Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed secured under clause (2) of the definition of “Permitted Liens” on the Issue Date and may not be reclassified, it being understood such compliance calculations referred to in clauses (1) through (8) hereof will be conclusively determined by the Company in good faith; and

(9) this Indenture is not subject to any provision of the TIA, except to the extent the TIA is specifically incorporated by reference in or made a part of this Indenture.

Section 1.04 Limited Condition Transactions.

(a) When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related or in connection thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock, the incurrence of Liens, repayments and Restricted Payments and the use of proceeds therefrom or related thereto), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock, the incurrence of Liens, repayments and Restricted Payments and the use of proceeds therefrom or related thereto) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related or in connection thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock, the incurrence of Liens, repayments and Restricted Payments and the use of proceeds therefrom or related thereto).

(b) If the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Adjusted Consolidated EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Section 1.05 Electronic Means. The Trustee and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”), which incumbency certificate shall be amended by the Issuer whenever a Person is to be added or deleted from the listing. If the Issuer elects to give the Trustee or the Collateral Agent Instructions using Electronic Means and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such Instructions, the Trustee’s or the Collateral Agent’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that neither the Trustee nor the Collateral Agent can determine the identity of the actual sender of such Instructions and that the Trustee and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Collateral Agent have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee or the Collateral Agent and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties, subject, in each case, to Section 7.01(d); (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Collateral Agent, as applicable, as promptly as practicable upon learning of any compromise or unauthorized use of the security procedures.

Article II

THE NOTES

Section 2.01 Form Generally.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Notes as evidenced by such Officer’s execution of the Notes.

The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Officer executing such Notes as evidenced by such Officer’s execution of such Notes.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08.

Except as set forth in Section 2.08, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(c) The Initial Notes are being issued by the Company only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions, or under Rule 144 under the Securities Act. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(d) Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.01(c) and this Section 2.01(d), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Custodian.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, Paying Agent, Registrar or other agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.

(e) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

Section 2.02 Execution, Authentication Delivery and Dating.

One Officer shall sign the Notes for the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

GLAS Trust Company LLC, as Trustee

Date: ______________	By:
Authorized Signatory

Each Note shall be dated the date of its authentication.

With respect to Notes that are not to be originally issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Notes, on the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon legal opinions delivered upon the initial issuance of such Notes and the other documents delivered pursuant to this Section, as applicable, in connection with the first authentication of Notes.

Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.03 Notes in Global Form. Notes issued as a Global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.

Global Notes shall be issued in registered form and in either temporary or permanent form. Permanent Global Notes will be issued in definitive form.

The provisions of the last sentence of Section 2.02 hereof shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Company, and the Company delivers to the Trustee the Note in global form together with written instructions with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 2.02 hereof.

Notwithstanding the provisions of this Section 2.03 and Section 2.14 hereof, payment of principal of and any interest on any Global Note shall be made to the Person or Persons specified therein.

None of the Company, the Trustee, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.04 Amount of Notes. On the Issue Date, the Trustee shall authenticate and deliver the Initial Notes upon receipt of a Company Order therefor and, at any time and from time to time thereafter, subject to and in accordance with Section 2.02, the Trustee shall authenticate and deliver Additional Notes for original issue in an aggregate principal amount specified in such Company Order. Each such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

All Notes shall be substantially identical except as to the date from which interest shall accrue and except as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Notes are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such Notes.

Section 2.05 Registrar and Paying Agent. The Company shall maintain, with respect to the Notes, an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar of Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.06 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all funds held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(d) and (e) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.07 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.08 Book-Entry Provisions for Global Securities.

(a) Each Restricted Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Custodian and (iii) bear legends as required by Section 2.08(e).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners (or the requesting Beneficial Owners in the case of clause (ii) immediately below) in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary or a Beneficial Owner in a Global Note to issue such Definitive Notes.

(c) In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d) The registered Holder of a Global Note, including the Depositary, may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1) Restricted Notes Legend. Unless and until the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.”

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.08(e)(6) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.08(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO Section 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Each Global Note shall bear the Global Note Legend on the face thereof.

(4) Regulation S Global Note Legend. Each Note that is a Global Note issued pursuant to Regulation S, in addition to the foregoing, shall bear a legend in substantially the following form:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(5) Reserved.

(6) At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, or the Custodian at the direction of the Trustee, to reflect such reduction.

(f) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, Article V and 9.05 hereto).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(v) [Reserved].

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Paying Agent, any Registrar and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Paying Agent, any Registrar nor the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02. Except as provided in Section 2.08(b), neither the Trustee nor the Registrar shall authenticate or deliver any Definitive Note in exchange for a Global Note.

(viii) Each Holder agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee and the Company, to protect the Company, the Trustee, any Paying Agent, any Registrar and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement Note.

Every replacement Note issued in accordance with this Section 2.09 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10 Outstanding Notes. The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Change of Control Payment Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.12 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of the applicable Global Notes or Definitive Notes, the temporary Note will be exchangeable for such Global Note or Definitive Note upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as permanent Notes.

Section 2.13 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.

Certification of the disposal of all canceled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Payment of Interest; Defaulted Interest. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Interest Record Date for such interest.

If the Company defaults in a payment of interest on the Notes which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Notes and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders of Notes a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.15 CUSIP or ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers, and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or offers to purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.16 Special Transfer Provisions. Unless and until the Restricted Notes Legend is no longer required pursuant to Section 2.08(e), the following provisions shall apply:

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than pursuant to Regulation S):

(1) The Registrar shall register the transfer of a Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.

(2) If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (1) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Note pursuant to Regulation S:

(1) The Registrar shall register any proposed transfer of a Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.

(2) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (1) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Restricted Notes, the Registrar shall deliver only Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.08(e), or the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.

(d) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.08(e) and such Holder exchanges such a Restricted Note for a Note that does not bear the Restricted Notes Legend. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.08(e) and such Holder exchanges such a Restricted Note for a Note that does not bear the Restricted Notes Legend; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

Section 2.17 Additional Notes. The Company shall be entitled, from time to time, without notice to, or the consent of, the Holders and subject to compliance with Section 4.18, to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes issued on the date hereof (except for the issue price, the date from which interest first accrues and the first Interest Payment Date); provided that any Additional Notes will be secured by the Collateral equally and ratably with the Notes to the extent the Notes are secured; provided, further, that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP and ISIN number. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Change of Control Offers. No Additional Notes may be issued if an Event of Default has occurred and is continuing.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)	the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(3)	whether such Additional Notes shall be Restricted Notes.

Section 2.18 Record Date. The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA §316(c).

Section 2.19 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Registrar and any other agent of the Company or the Trustee may treat the Person in whose name such Note is registered at the close of business on the Interest Record Date as the owner of such Note, for the purpose of receiving payment of principal of and (subject to Section 2.08 and Section 2.14 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee, any Paying Agent, the Registrar nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.20 Computation of Interest. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Initial Notes will accrue from the Issue Date.

Article III

REDEMPTION AND PREPAYMENT

Section 3.01 Notice to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a redemption date, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII of this Indenture or satisfaction and discharge of this Indenture in accordance with Article X of this Indenture, an Officer’s Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, selection of the Notes to be redeemed or purchased shall be made (a) in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary or (b) in the case of Definitive Notes, by the Trustee on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000.

Section 3.03 Notice of Redemption. At least 10 days but not more than 60 days before an expected redemption date, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII of this Indenture or satisfaction and discharge of this Indenture in accordance with Article X of this Indenture, the Company shall deliver or cause to be delivered, by first class mail, or, in the case of the Depositary with respect to any Global Note, in accordance with the Applicable Procedures, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price (or manner of calculation if not then known);

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6) the CUSIP number, if any, provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(7) the conditions precedent, if any, to the redemption.

At the Company’s request, and upon receipt of an Officer’s Certificate complying with Section 12.04 hereof at least five days prior to the date notice is to be given (unless a shorter period shall be satisfactory to the Trustee), together with the notice to be given setting forth the information to be stated therein as provided in the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by the Company in its sole discretion. If a redemption is subject to satisfaction of one or more conditions precedent (including consummation of any related Equity Offering, consummation of a Change of Control, consummation of an Investment or acquisition, or consummation of a refinancing of any Indebtedness), such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in any notice of redemption that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any conditions precedent set forth in the notice of redemption, as provided in Section 3.03.

Section 3.05 Deposit of Redemption Price. Prior to 12:00 p.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. Following such redemption, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder, or transfer by book-entry at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes of $1,000 or less can be redeemed in part.

Section 3.07 Optional Redemption.

(a) Except as set forth in this Indenture, the Company will not be entitled to redeem the Notes, at the option of the Company, prior to March 26, 2026.

(b) The Notes are subject to redemption, at the option of the Company, in whole at any time or in part from time to time, at any time on or after March 26, 2026, for cash, at a redemption price equal to 100.0% of the applicable interest amount being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the redemption date).

(c) Prior to March 26, 2026, the Company will be entitled, at the option of the Company, to redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to (i) 100.0% of the aggregate principal amount of the Notes to be redeemed plus (ii) the Applicable Premium, as of, but excluding, March 26, 2026, plus (iii) accrued and unpaid interest, if any, on the aggregate principal amount of the Notes being redeemed up to, but excluding, the date of redemption. For the avoidance of doubt, the Applicable Premium shall be payable following acceleration of the principal amount of and accrued and unpaid interest on, the Notes prior to March 26, 2026, including in the event of automatic acceleration as a result of a bankruptcy Event of Default.

(d) [Reserved].

(e) Notwithstanding the foregoing, in connection with any tender offer or exchange offer, if Holders of not less than 90.0% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in any tender offer for the Notes and the Company, or any third party making such an offer in lieu of the Company, purchases all of such Notes properly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (except that such notice may be delivered or mailed more than 60 days prior to the redemption date or purchase date if the notice is subject to one or more conditions precedent as described above), given not more than 60 days following such purchase date, to redeem (with respect to the Company) or purchase (with respect to a third party) all of the Notes that remain outstanding following such purchase on a date specified in such notice and at a price equal to the price paid to each other Holder in such tender offer (which shall exclude any early tender premium or similar premium), plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date, subject to the rights of Holders on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the redemption date or purchase date. Each Holder, by purchasing or holding any Notes, will be deemed to have consented to this provision.

(f) The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price, including any Applicable Premium, and shall be entitled to receive and rely conclusively upon an Officer’s Certificate that states the redemption price and, if applicable, any Applicable Premium.

Article IV

COVENANTS

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Holders of Notes that it will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in such Notes. Principal, premium, if any, and interest on any Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency. The Company covenants and agrees for the benefit of the Holders of Notes that it will maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05.

Section 4.03 Reporting Requirements.

(a) The Company will supply to the Trustee (if not otherwise filed with the Trustee pursuant to this Indenture) within 30 days after the Company files the same with the SEC, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the SEC such reports and other information referred to in the immediately preceding sentence, the Company shall furnish to the Trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q, promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company will be deemed to have supplied, filed and furnished such reports and other information referred to above to the holders and the Trustee if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee will have no responsibilities whatsoever to determine whether such filing has occurred.

(b) In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company furnishes information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

(c) Notwithstanding anything to the contrary contained herein, in the event that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the financial information furnished by the Company will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default will have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Corporate Existence. Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company; and

(b) the rights (charter and statutory), licenses and franchises of the Company.

Section 4.08 Limitation on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume, or permit to exist any mortgage, security interest, pledge, lien or other encumbrance (“Liens”) securing Indebtedness for Borrowed Money upon any Property now owned or hereafter acquired or any interest therein or any income or profits therefrom, unless:

(1) the Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured, with (or on a senior basis to, in the case such Lien secures any Subordinated Indebtedness) the obligations secured by such Lien until such time as such obligations are no longer secured by a Lien and in any case, subordinated to any Lien under the Credit Agreement; or

(2) such Lien is a Permitted Lien.

(b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

(c) For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness for Borrowed Money secured by a Lien for purposes of, this Section 4.08, in the event that such Lien meets the criteria of more than one type of Permitted Lien, the Company, in its sole discretion, will classify, and may from time to time reclassify, such Lien and only be required to include the amount and type of Indebtedness secured by such Lien in one or a combination of Permitted Liens.

(d) With respect to any security provided pursuant to the equal and ratable requirement described in Section 4.08(a)(1) above, this covenant requires only equal and ratable treatment in the application of proceeds of such Collateral and does not require that the Trustee have any ability to control such Collateral or the enforcement of remedies.

Section 4.09 [Reserved].

Section 4.10 Purchase of Notes Upon a Change of Control.

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes in full pursuant to Section 3.07, Holders of Notes will have the right to require the Company to repurchase all or a portion of such Holders’ Notes pursuant to the offer described in Section 4.10(b) below (such offer, the “Change of Control Offer”). In the Change of Control Offer, the Company will offer payment, in cash, equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased up to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of repurchase.

(b) Within 60 days following the date upon which the Change of Control occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of such pending Change of Control, the Company will be required to deliver a notice to Holders of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent by 12:00 p.m. Eastern Time an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered;

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company; and

the Paying Agent, at the written instructions from the Company, will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will, at the written instructions from the Company, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new debt security equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new debt security will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) If Holders of not less than 90.0% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of such Notes properly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (except that such notice may be delivered or mailed more than 60 days prior to the redemption date or purchase date if the notice is subject to one or more conditions precedent), given not more than 60 days following such purchase date, to redeem (with respect to the Company) or purchase (with respect to a third party) all of the Notes that remain outstanding following such purchase on a date specified in such notice and at a price equal in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but excluding, the redemption date or purchase date, subject to the rights of Holders on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the redemption date or purchase date.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Indenture, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the provisions in this Indenture governing the Change of Control Offer by virtue of any such conflict.

Section 4.11 Future Guarantees. If, after the Issue Date, (a) any Domestic Subsidiary of the Company (other than any Subsidiary that is an Excluded Subsidiary) that is not then a Guarantor guarantees any Indebtedness or obligations of the Company or any Domestic Subsidiary incurred pursuant to the Credit Agreement or the Unsecured Indenture, or (b) the Company otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary shall become a Guarantor under this Indenture and shall provide a Guarantee by such Subsidiary, on substantially the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors, or if the Company has elected to have such Subsidiary provide such Guarantee, on such terms as may be determined by the Company; provided that, in the case of clause (a), such supplemental indenture shall be executed and delivered to the Trustee reasonably promptly following the date that such Subsidiary becomes a guarantor under the Credit Agreement or Unsecured Indenture.

Section 4.12 [Reserved].

Section 4.13 [Reserved].

Section 4.14 Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Company or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or the Unsecured Notes;

(3) make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Guarantee of the Notes (excluding any intercompany Indebtedness between or among the Company and any Restricted Subsidiary) (provided that no Indebtedness will be deemed to be contractually subordinated in right of payment to the Notes or to any Guarantee of the Notes solely by virtue of being unsecured), except a payment of interest when due or principal at the Stated Maturity thereof or the purchase, redemption, repurchase, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) [Reserved]; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any Restricted Subsidiary since the Issue Date pursuant to this clause (C) and Restricted Payments made under clauses (3), (13) and (15) of Section 4.14(b) and excluding Restricted Payments permitted by all other clauses of Section 4.14(b) is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from January 1, 2025 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (which amount shall be deemed to be zero for each fiscal quarter if the Consolidated Net Income for such fiscal quarter is less than zero); plus

(ii) 100% of the aggregate net proceeds, including cash and Fair Market Value of property other than cash (as determined in accordance with the second succeeding paragraph), received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company, or from the issue or sale of Permitted Convertible / Exchange Indebtedness of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and Permitted Convertible / Exchange Indebtedness sold to a Subsidiary); plus

(iii) 100% of the aggregate amount of cash and the Fair Market Value of property other than cash (as determined in accordance with the second succeeding paragraph) received by the Company or a Restricted Subsidiary from (A) the sale or disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made after the Issue Date and from repurchases and redemptions of such Restricted Investments from the Company and the Restricted Subsidiaries by any Person (other than the Company or any Restricted Subsidiary) and from repayments of loans or advances which constituted Restricted Investments made after the Issue Date; (B) the sale (other than to the Company and its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary; and (C) any Restricted Investment that was made after the Issue Date in a Person that is not a subsidiary at such time that subsequently becomes a Restricted Subsidiary; provided that, in each case, such amount will not exceed the amount of the Restricted Investment initially made; plus

(iv) Retained Declined Proceeds; plus

(v) $50.0 million.

(b) This Section 4.14 will not prohibit:

(1) the payment of any dividend or distribution (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution or its share as required by such Restricted Subsidiary’s organizational documents;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.14(a)(4)(C)(ii);

(3) the payment of any dividend or distribution or the consummation of any redemption, repurchase or retirement of Indebtedness within 90 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(4) the repurchase, redemption, defeasance, exchange or other acquisition or retirement for value of (i)(A) Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Guarantee of the Notes or (B) the Unsecured Notes, in each case, with the net cash proceeds from a substantially concurrent incurrence of Indebtedness refinancing such Indebtedness, (ii) all or a portion of the remaining Unsecured Notes in connection with one or more exchanges for Additional Notes, or (iii) all or a portion of the remaining Unsecured Notes with the net cash proceeds from a substantially concurrent incurrence of Credit Facility Indebtedness in an amount not to exceed $50 million;

(5) the repurchase, retirement or other acquisition for value (or the declaration and payment of dividends to, or the making of loans to, the Company, to finance any such repurchase, retirement or other acquisition) of Equity Interests of the Company or any Restricted Subsidiary held by any future, present or former employee, director or consultant of the Company or any Restricted Subsidiary (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided that the aggregate amounts paid under this clause (5) do not exceed $20.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Company or any Restricted Subsidiary from the sale of Qualifying Equity Interests of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company), to members of management, directors or consultants of the Company and the Restricted Subsidiaries that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.14(a)(C); plus

(B) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by Section 4.14(b)(5)(A) and this Section 4.14(b)(5)(B) in any calendar year);

provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employee, director or consultant of any of the Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of any of the Company or any Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this Section 4.14 or any other provision of this Indenture

(6) the repurchase of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or other similar stock-based awards under equity plans of the Company or any Restricted Subsidiary to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of the Company or any Restricted Subsidiary or (ii) the withholding or cancellation of a portion of Equity Interests issued upon any such exercise to cover any withholding tax obligations in respect of such issuance;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of a class or series of Disqualified Stock of the Company or any preferred stock of any of its Restricted Subsidiaries;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares or upon the purchase, redemption or acquisition of fractional shares, including in connection with (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock or Indebtedness convertible into, or exchangeable for, Capital Stock or (iii) stock dividends, splits or combinations or business combinations;

(9) (i) purchases of receivables pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction and distributions or payments of Securitization Fees, and (ii) purchases of Receivables Assets in connection with a Qualified Receivables Facility and distributions or payments of other payments associated therewith;

(10) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is contractually subordinated to the Notes or Disqualified Stock of the Company and the Restricted Subsidiaries pursuant to provisions similar to Section 4.10; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(11) [Reserved];

(12) payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a sale, consolidation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole that complies with the terms of this Indenture, including Section 5.01;

(13) (i) the Company from (A) making any payment of premium or other amount in respect of, and otherwise performing its obligations under, any Permitted Bond Hedge Transaction, and (B) making any payments or deliveries under Permitted Convertible / Exchange Indebtedness, or (ii) the Company from (A) delivering shares of the common stock or preferred stock (other than Disqualified Stock) in the Company upon the exercise and settlement or termination of any Permitted Warrant Transaction, and (B) making any payment in cash (including by set-off) upon the exercise and settlement or termination of any Permitted Warrant Transaction;

(14) the purchase, repurchase, redemption, defeasance or other acquisition, exchange or retirement for value of the Unsecured Notes (i) through non-pro rata open market purchases, privately negotiated transactions, tender offers, exchange offers, optional redemption transactions or any other means or (ii) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within thirty days of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; and

(15) the purchase, repurchase, redemption, defeasance or other acquisition, exchange or retirement for value of the 2026-1 Notes.

Section 4.15 Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.

(a) After the Issue Date, the Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If such Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments in such Restricted Subsidiary by the Company and its Restricted Subsidiaries will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.14 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with this Section 4.15 and was permitted by Section 4.14.

(c) The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of secured Indebtedness by a Restricted Subsidiary of the Company of any outstanding secured Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such secured Indebtedness is permitted by Section 4.08, calculated on a Pro Forma Basis; and (2) no Default or Event of Default would be in existence following such designation.  Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be evidenced to the Trustee by delivery to the Trustee of an Officer’s Certificate certifying that such designation complied with this Section 4.15 and was permitted by Section 4.08.

Section 4.16 Further Assurances. The Company and the Guarantors shall execute any and all further documents, agreements and instruments, file such financing statements, continuation statements and amendments to financing statements, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created by the Collateral Documents.

Section 4.17 Asset Sales. The Company will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration (including, by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of (including if such Asset Sale is a Permitted Asset Sale Swap), as conclusively determined in good faith by the Company;

(2) in any such Asset Sale or series of related Asset Sales (except in the case of a Permitted Asset Swap), at least 75% of the consideration received in the Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis) by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Guarantee), contingent or otherwise, of the Company or such Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the Notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the Notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) that are extinguished in connection with the transactions relating to such Asset Sale or are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are, within 180 days of the later of (x) the date of such Asset Sale and (y) the receipt of the securities, notes or other obligations from such Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50 million and (y) 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being conclusively determined by the Company in good faith and measured at the time received and without giving effect to subsequent changes in value);

(D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(E) consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(3) within 18 months from the later of (x) the date of such Asset Sale and (y) the receipt of the Net Cash Proceeds of such Asset Sale (the “Proceeds Application Period”), the Company or the applicable Restricted Subsidiary, as the case may be, shall apply an amount equal to such Net Cash Proceeds;

(A) to reduce, prepay, repay, acquire or purchase (x) any Indebtedness under the Credit Agreement, or any other Senior Indebtedness or other Indebtedness with senior lien priority relative to the Notes (or, in each case, any Permitted Refinancing Indebtedness in respect thereof), or (y) in the case of an Asset Sale by a non-Guarantor Restricted Subsidiary, any Indebtedness of a non-Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary);

(B) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business;

(C) to maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company or the Restricted Subsidiaries;

(D) to acquire other assets (x) that are not classified as current assets under GAAP at the time of acquisition that are used or useful in a Permitted Business or (y) loans, debt securities or equity securities that the Company or its Restricted Subsidiaries acquires in the Ordinary Course of Business;

(E) to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed; or

(F) any combination of the foregoing.

(b) Pending the final application of any such amount of Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility that constitutes Senior Indebtedness, if any, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any proceeds from Asset Sales that are not applied or invested as provided in the preceding clause (a) will constitute “Excess Proceeds”; provided that any amount of proceeds offered to holders in accordance with the foregoing clause (3)(A) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the holders. When the aggregate amount of Excess Proceeds exceeds the greater of (x) $50 million and (y) 5.0% of Consolidated Total Assets at the time of the receipt of such Excess Proceeds, the Company will make an offer (an “Asset Sale Offer”) to all Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes that contain provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with an amount equal to the proceeds of sales of assets to purchase, prepay or redeem on a pro rata basis the maximum principal amount (or accreted value, if applicable) of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed with an amount equal to the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but not including the date of purchase, prepayment or redemption, subject to the right of Holders of Notes on a relevant Interest Record Date to receive interest due on an Interest Payment Date occurring on or prior to the purchase date, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds.

(c) If any Excess Proceeds remain after consummation of the Asset Sale Offer (any such amount, “Retained Declined Proceeds”), the Company may use those Retained Declined Proceeds for any purpose not otherwise prohibited by this Indenture and such amounts shall increase the amounts available for Restricted Payments. If the aggregate principal amount of Notes and such other pari passu Indebtedness, as applicable, tendered (or required to be prepaid or redeemed in connection with) in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other pari passu Indebtedness, as applicable, to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed and thereafter the trustee will select the Notes to be purchased on a pro rata basis (subject to DTC’s Applicable Procedures with respect to the Global Notes) based on the principal amount tendered (with, in each case, such adjustments as may be deemed appropriate by the Company or the Trustee, as applicable, so that only Notes in minimum denominations of $1,000, or an integral multiple of $1,000 in excess thereof, will be purchased; provided that any unpurchased portion of a Notes must be in a minimum denomination of $1,000). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. In no event shall the Company or any Restricted Subsidiary be required to make or consummate an Asset Sale Offer if such Asset Sale Offer is limited or prohibited by the terms of the Credit Agreement and in any such event the Company or such Restricted Subsidiary shall be deemed to have complied with the provisions set forth under this section “Asset Sale”. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the provisions in this Indenture governing the Asset Sale Offer by virtue of any such conflict

Section 4.18 Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness for Borrowed Money, other than Indebtedness between or among any of the Company and its Restricted Subsidiaries, unless, after giving effect thereto, the Fixed Charge Coverage Ratio as of the date of such incurrence is greater than or equal to 2.0 to 1.0 on a Pro Forma Basis.

(b) Notwithstanding the foregoing, this Section 4.18 shall not prohibit the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1) the incurrence at any time by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities and Guarantees thereof in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $160,000,000 million minus the aggregate principal amount of any mandatory prepayments of Credit Agreement Obligations pursuant to the Credit Agreement arising from asset sales after the Issue Date and (y) $50,000,000;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Guarantees to be issued on the Issue Date and any Additional Notes issued after the Issue Date in an aggregate principal amount not to exceed $250.0 million;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, not to exceed $10 million at any time outstanding (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);

(5) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (9), (16), (17), (20) or (21) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(A) Indebtedness owed by the Company or any Guarantor to a Restricted Subsidiary that is not the Company or a Guarantor must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor;

(B) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(C) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance of shares of preferred stock by any Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such preferred stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of preferred stock that was not permitted by this clause (7);

(8) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9) the incurrence of Acquisition Indebtedness; provided that, immediately after giving effect to such transaction, either:

(A) the Company and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(B) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be no lower than immediately prior to such transaction as a result of such transaction;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge this Indenture pursuant to Section 10.01;

(11) Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion Guarantees, or similar instruments entered into in the Ordinary Course of Business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations, in each case incurred in the Ordinary Course of Business;

(12) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, such amount need not be inadvertent) drawn against insufficient funds in the Ordinary Course of Business;

(13) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(14) cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;

(15) Indebtedness consisting of obligations under deferred compensation, earnouts or other similar arrangements incurred by the Company or any Restricted Subsidiary;

(16) Guarantees by the Company and the Restricted Subsidiaries of obligations of Unrestricted Subsidiaries and joint ventures arising under purchase or other acquisition agreements in respect of acquisitions or other Investments otherwise constituting Permitted Investments; provided that the aggregate principal amount of all such Guarantees pursuant to this clause (16) following the issuance of the Notes does not exceed, including all Permitted Refinancing Indebtedness in respect thereof, $20.0 million in the aggregate at any time outstanding (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);

(17) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

(18) Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors and employees, their respective permitted transferees, assigns, estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company in accordance with Section 4.14;

(19) Indebtedness under Hedging Obligations;

(20) Indebtedness of any Restricted Subsidiaries that are not Guarantors at the time of incurrence thereof in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, at any time outstanding not to exceed the greater or (A) $50 million and (B) 5.0% Consolidated Total Assets (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);

(21) Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, at any time outstanding not to exceed the greater of (x) $50 million and (y) 5.0% of Adjusted Total Assets (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);

(22) any Guarantee by the Company or a Restricted Subsidiary of the obligations of any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Guarantor, so long as (A) recourse to the Company or such Restricted Subsidiary thereunder is limited solely to shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries and to no other assets of the Company or the other Guarantors and (B) neither the Company nor any Restricted Subsidiary agrees, in connection therewith, to any limitation on the amount of Indebtedness which may be incurred by them, to the granting of any Liens on assets of the Company or any of the Restricted Subsidiaries (other than shares of stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries) or to any acquisition or disposition of any assets of the Company or the Restricted Subsidiaries (other than shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries);

(23) any Guarantee by the Company or a Restricted Subsidiary of the obligations or Indebtedness of any Unrestricted Subsidiary or joint venture; provided that the aggregate amount of all such Guarantees, when combined with the aggregate amount of Investments in Unrestricted Subsidiaries and joint ventures made pursuant to clause (17) of the definition of “Permitted Investments” does not exceed the greater of (x) $50 million and (y) 5.0% of Consolidated Total Assets at any time outstanding;

(24) Attributable Receivables Indebtedness with respect to Qualified Receivables Facilities and obligations in respect of Qualified Securitization Transactions;

(25) to the extent constituting Indebtedness, Investments permitted to be incurred under this Indenture (other than in reliance on clause (28) of the definition of “Permitted Investments”);

(26) the incurrence by the Company and the Guarantors of Indebtedness represented by Additional Notes and related Guarantees issued after the Issue Date in connection with an exchange, purchase, redemption or other acquisition or retirement for value of all or a portion of the remaining Unsecured Notes and the payment of related fees, and expenses of such transactions (including, in each case, using the proceeds thereof);

(27) unsecured Indebtedness of the Company; provided that such Indebtedness shall have (i) a maturity no shorter than 180 days after the Maturity Date, (ii) no obligors other than the Company and (iii) no required regularly scheduled cash payments prior to the maturity of the Notes; or

(28) any Guarantee by a Restricted Subsidiary so long as such Guarantee is unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes.

(c) Notwithstanding any other provision of this Section 4.18:

(1) the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;

(2) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

(3) neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness, as applicable;

(4) the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness, Disqualified Stock or preferred stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness or Liens;

(5) for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing; and

(6) in connection with the incurrence, as applicable, of (x) revolving loan Indebtedness under this covenant or (y) any commitment or other transaction relating to the incurrence or issuance of Indebtedness under this covenant and the granting of any Lien to secure such Indebtedness, the Company or applicable Restricted Subsidiary may designate such incurrence and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”) (or, at the election of the Company or applicable Restricted Subsidiary, on any date subsequent thereto, even if a prior date was previously the Deemed Date hereunder, in which case from and after such election such subsequent date shall be deemed the “Deemed Date” hereunder), and any related subsequent actual incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred and granted on such Deemed Date, including for purposes of calculating usage of any baskets hereunder (if applicable), Fixed Charge Coverage Ratio, Consolidated Total Assets and Adjusted Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a Pro Forma Basis giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith).

Article V

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets. The Company shall not consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its property to another Person unless:

(a) (i) the Company is the surviving entity, as applicable, or (ii) the successor entity, if other than the Company, is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture;

(b) to the extent the successor entity is not the Company, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its applicable Guarantee confirmed that such Guarantee shall apply to the obligations of the successor entity in accordance with the Notes and this Indenture;

(c) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(d) as a result of any consolidation, merger, sale or lease, conveyance or transfer or other disposition described in this Section 5.01, properties or assets of the Company or any Restricted Subsidiary would become subject to any Lien that would not be permitted by Section 4.08 without equally and ratably securing the Notes, the Company or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the Notes equally and ratably with, or prior to, all debt for borrowed money secured by those Liens as described above, such Lien securing the Notes to be effective only for so long as such properties or assets shall remain subject to such additional Lien; and

(e) in the case of any such consolidation, merger, sale, transfer or other conveyance or disposition, but not a lease, in a transaction in which there is a successor entity to B. Riley, the successor entity will succeed to, and be substituted for, the Company under this Indenture, and the Company will be released from its obligations under the notes or the guarantees, as applicable, and such agreements.

Section 5.02 Successor Corporation Substituted. Upon any merger or consolidation, or any sale, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person into which the Company, as applicable, is merged or formed by such consolidation or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such merger, consolidation, sale, conveyance, transfer or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company, as applicable), and may exercise every right and power of the Company under this Indenture, the Collateral Documents and the Intercreditor Agreement, with the same effect as if such successor Person had been named as the Company herein or therein, and the Company will be released from its obligations under the Notes or the Note Guarantees, as applicable, and such agreements; provided, however, that, in the case of a lease of all of the assets of the Company the predecessor shall not be relieved from its obligations under the Notes or the Note Guarantees, as applicable.

Article VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. “Event of Default,” wherever used herein with respect to Notes, means any one of the following events:

(a) default in any payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(b) default in payment when due of the principal of (or premium, if any, on) the Notes when the same becomes due and payable at maturity, upon acceleration, by declaration or redemption or otherwise and such default continues for five (5) days;

(c) default in the performance or breach of any covenant or warranty of the Company in this Indenture or in the Notes, which default continues uncured for a period of 90 days after (i) the Company receives written notice from the Trustee or (ii) the Company and the Trustee receive written notice from Holders of not less than 30.0% in aggregate principal amount of outstanding Notes; provided that a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default;

(d) the Company or any Material Guarantor (or a group of Guarantors that, taken together, would constitute a Material Guarantor) commences a voluntary case under applicable bankruptcy, insolvency or other similar law; consents to the entry of an order for relief against it in an involuntary bankruptcy case; applies for or consents to the appointment of any custodian, receiver, trustee, sequestrator, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property and assets; makes a general assignment for the benefit of its creditors; or generally is unable to pay its debts as they become due;

(e) an involuntary case or other proceeding is commenced against the Company or any Material Guarantor (or a group of Guarantors that, taken together, would constitute a Material Guarantor) with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

(f) the Note Guarantees of any Material Guarantor (or a group of Guarantors that, taken together, would constitute a Material Guarantor) cease to be in full force and effect in all material respects or is declared null and void in a judicial proceeding or any Material Guarantor (or a group of Guarantors that, taken together, would constitute a Material Guarantor) denies or disaffirms its obligations under its Note Guarantees (except, in any case, as contemplated by the terms of this Indenture) and such default continues for 30 days after notice that any such Guarantor denies or disavows its obligations under the Note Guarantees; and

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Borrowed Money by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owing solely to the Company or any of its Restricted Subsidiaries, whether such indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(i) is caused by a failure to pay principal in an aggregate amount of $100.0 million or more on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such Indebtedness) (a “Payment Default”), or

(ii) results in the acceleration of such Indebtedness prior to its express maturity (an “Acceleration Event”) and (A) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $100.0 million or more (but excluding, in the case of any Permitted Convertible / Exchange Indebtedness, any event or condition that permits the holder or beneficiary of such Permitted Convertible / Exchange Indebtedness to convert such Permitted Convertible / Exchange Indebtedness into cash, Equity Interests (other than Disqualified Stock; provided that the failure to make cash payments when due under any Permitted Convertible / Exchange Indebtedness shall constitute an Event of Default) and (B) in the case of a Payment Default, such Indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after there has been given, by registered or certified mail, to Trustee by the Holders of at least 30.0% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default referred to in Section 6.01(d) or (e)) occurs and is continuing with respect to the Notes then in every such case the Trustee or the Holders of at least 30.0% in aggregate principal amount of all of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(d) or (e) shall occur with respect to the Company or any Material Guarantor (or group of Guarantors that, taken together, would constitute a Material Guarantor), the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. An Event of Default shall be deemed not to have occurred if the Company notifies the Trustee and the Holders that the underlying breach or default has been cured and, in such event, any acceleration of the principal amount of and accrued and unpaid interest on the Notes occurring under this Section 6.02 shall, to the extent not yet paid to the Holders (or to the Trustee for the benefit of the Holders), be rescinded without any further action by the Trustee, any Holder or any other Person.

At any time after such a declaration of acceleration has been made with respect to the Notes, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration or acceleration and its consequences with respect to the Notes if (i) the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing Events of Default with respect to the Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agents and counsel have been paid and (iii) if the Company has paid or deposited with the Trustee a sum sufficient to pay (a) any overdue interest on the Notes, (b) the principal amount of the Notes (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the Notes.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.03 Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes as provided in Section 6.02, the Holders of a majority in aggregate principal amount of the Notes affected thereby then outstanding by notice to the Trustee may on behalf of the Holders of the Notes waive any existing Default or Event of Default and its consequences under this Indenture with respect to the Notes except (i) a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes (including in connection with an offer to purchase) or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default or Event of Default shall cease to exist with respect to the Notes, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may in writing direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to Section 7.02(f). However, the Trustee may refuse to follow any direction that it reasonably believes, based upon advice of counsel, conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06 Limitation on Suits. A Holder of Notes may pursue a remedy with respect to this Indenture or such Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 30.0% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof with respect to Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent and their agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. Subject to the Intercreditor Agreement and the Collateral Documents, if the Trustee collects any money or property with respect to the Notes pursuant to this Article VI, or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money or property in the following order:

First: to the Trustee and the Collateral Agent (including any predecessor trustee or collateral agent), their agents and attorneys for amounts due under Section 7.07 hereof applicable to the Notes, including payment of all compensation, expenses and liabilities incurred, all indemnities owed to, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders or group of Holders of more than 10.0% in principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13 Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including additional interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as if no such law had been enacted.

Article VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default, the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(c) Subject to Section 7.01(a), in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated thereon).

(d) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that: this paragraph does not limit the effect of paragraph (b) of this Section 7.01; the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 1.05 or 6.05 hereof; and no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Section 7.02 Rights of Trustee.

(a) Subject to the provisions of Section 7.01, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting or as specifically called for in this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel (including counsel to the Company or any Holder or Beneficial Owner) and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. Any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemic, pandemic and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or by the Holders of at least 30.0% in aggregate principal amount of the then outstanding Notes is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness, or other paper or document, or inquire as to the performance by the Company of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) as the Trustee may reasonably request so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to indemnify and hold harmless the Trustee for any losses it may suffer due to the actions it takes in good faith to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Paying Agent or Registrar may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by any Notes. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs or, if later, within 30 days after it first becomes actually known to a Responsible Officer of the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice from Holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Company and the Guarantors will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee, the Company may agree from time to time in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee (including any predecessor Trustee), its officers, directors, employees, representatives and agents from and against any and all losses, liabilities, damages, claims or expenses, including fees and expenses of counsel incurred by it arising out of or in connection with this Indenture, the Notes, the acceptance or administration of the trusts or its duties under this Indenture, including the costs and expenses of enforcing this Indenture (including enforcing rights to indemnity hereunder) against the Company or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damage, claim or expense is determined by a final determination of a court of competent jurisdiction to have directly resulted from its gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any Guarantor of its obligations hereunder. The Company and each Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors will pay the reasonable fees and expenses of such counsel. So long as the Company and the Guarantors are actively and in good faith contesting or defending such claim, the Company and the Guarantors need not pay for settlement by the Trustee of any claim without their consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the resignation or removal of the Trustee, the termination for any reason of this Indenture, and the satisfaction and discharge of this Indenture and the Notes.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money and properly held or collected by the Trustee. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

(f) “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder, including as Collateral Agent, and each agent, custodian and other Person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company with 30 days prior notice.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company with 30 days prior notice in writing.

(d) The Company may remove the Trustee with 30 days prior written notice if: the Trustee fails to comply with Section 7.10 hereof; the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law; a custodian or public officer takes charge of the Trustee or its property; or the Trustee becomes incapable of acting.

(e) If the Trustee has been removed by the Holders, Holders of a majority in aggregate principal amount outstanding of Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

(f) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all properly held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification. This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(l), (2) and (5). The Trustee is subject to TIA § 310(b).

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Company’s obligations with respect to such Notes under Article II and Sections 4.01 and 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.08, 4.10, 4.17 and Article V in each case, with respect to the outstanding Notes on and after the date the applicable conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, the failure to comply with any such covenant shall not constitute an Event of Default pursuant to Section 6.01(c).

Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to Notes:

(a) the Company must irrevocably deposit with the Trustee, as funds in trust, solely for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount equal to any Applicable Premium deficit is deposited with the Trustee on or prior to the date of redemption;

(b) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Trustee shall have no responsibility or liability to calculate the amounts of cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation in connection with any Legal Defeasance or Covenant Defeasance and the Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate received from the Company stating that such amounts deposited with the Trustee are sufficient.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, the Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and related Note Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, the Notes following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement, or enter into any additional or supplemental Collateral Documents without the consent of any Holder of Notes affected by the modification or amendments in order to:

(a) cure any ambiguity, mistake, omission, defect or inconsistency (as conclusively determined by the Company in good faith);

(b) [Reserved];

(c) provide for the issuance of Additional Notes;

(d) provide for the assumption of the Company’s or any Guarantor’s obligations by a successor corporation, partnership, trust or limited liability company in the case of either a merger or consolidation and to evidence the assumption of obligations under this Indenture or the Guarantee;

(e) provide for the Company’s or any Guarantor’s discharge upon such assumption provided that Article V hereof is complied with;

(f) add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes (as conclusively determined by the Company in good faith);

(g) add guarantees or collateral with respect to the Notes and terms under which such guarantees or collateral will be released or discharged, release or discharge any such guarantee or collateral in accordance with the terms under which such guarantee or collateral was provided or release any Guarantor or collateral in accordance with the terms of this Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable;

(h) provide for uncertificated Notes in addition to or in place of Definitive Notes;

(i) effect such amendments and modifications to the extent necessary to reflect the incurrence of any Additional First Lien Obligations or Additional Second Lien Obligations permitted under this Indenture and the Collateral Documents;

(j) add or appoint a successor or separate trustee or Collateral Agent or provide for the accession by the Trustee to any Collateral Document;

(k) enter into any other amendments, modifications, waivers or supplements to the Collateral Documents or the Intercreditor Agreement permitted to be entered into without (or not requiring) the consent of the Holders pursuant to the terms thereof;

(l) enter into any Acceptable Intercreditor Agreement and any amendment, modification, waiver or supplement thereto permitted to be entered into without (or not requiring) the consent of the Holders pursuant to the terms thereof;

(m) obtain or maintain the qualification of this Indenture under the TIA; or

(n) make any other change that does not adversely affect the rights of any Holder of Notes (as conclusively determined by the Company in good faith).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement or otherwise.

Section 9.02 With Consent of Holders of Notes. The Company, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Collateral Documents, or the Intercreditor Agreement, or enter into any additional or supplemental Collateral Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected thereby (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement, or of modifying in any manner the rights of the Holders of Notes; provided that without the consent of at least two-thirds in aggregate principal amount of Notes then outstanding, an amendment, modification or waiver may not effect a release of all or substantially all of the Collateral from the Liens securing the Notes, except in accordance with the terms of this Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable. Except as otherwise provided herein, the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected thereby, by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of this Indenture or the Notes.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, or amendment or supplement to the Collateral Documents or the Intercreditor Agreement, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent will join with the Company in the execution of such amended or supplemental indenture, or amendment or supplement to the Collateral Documents or the Intercreditor Agreement, unless such amended or supplemental indenture or amendment or supplement to the Collateral Documents or the Intercreditor Agreement directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture, the Collateral Documents or the Intercreditor Agreement or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or such or amendment or supplement to the Collateral Documents or the Intercreditor Agreement.

After a supplemental indenture or waiver or amendment or supplement to the Collateral Documents or the Intercreditor Agreement under this section becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing the supplemental indenture or waiver or such or amendment or supplement to the Collateral Documents or the Intercreditor Agreement. Any failure by the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder affected thereby (provided that the amendments referred to in clauses (f), (h) and (i) below shall only require Holders of 66 and 2/3% of the outstanding aggregate principal amount of the Notes):

(a) reduce the principal amount, any premium or change the Stated Maturity of the Notes or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes;

(b) change the place of payment or currency in which principal, any premium or interest is paid;

(c) impair the right to institute suit for the enforcement of any payment on the Notes;

(d) reduce the interest rate or extend the time for payment of interest on the Notes;

(e) make any change to this Article IX;

(f) permit the Company or any Subsidiary to enter into any transaction, agreement, waiver, amendment or modification to this Indenture or any other Indenture Document that authorizes the incurrence of additional Indebtedness under this Indenture for the primary purpose of, or has the effect of, obtaining consent to any transaction pursuant to any voting threshold required under this Agreement;

(g) (A) amend or modify the priority or any pro rata sharing provision of this Indenture or any other provision of the Indenture Documents in a manner that would change or have the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments), Liens, proceeds of Collateral or reductions in Commitments, or (B) advance the date fixed for, or increase, any scheduled installment of principal due to any of the Holders under any Indenture Document;

(h) amend, modify or waive any provision of this Indenture or any other Indenture Document to allow for purchases of any Notes (by open market purchase or through other assignments) by the Company or its Subsidiaries or other Affiliates; or

(i) amend, modify or waive this Indenture or the Indenture Document in a manner that disproportionately and adversely affects one or more Holders relative to any other Holder without the consent of each Holder disproportionately and adversely affected thereby.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on the Notes thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.

Section 9.06 Trustee and Collateral Agent to Sign Amendments, etc. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, or any amendments or supplements to the Collateral Documents or the Intercreditor Agreement, the Trustee and the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or such amendment or supplement to the Collateral Documents or the Intercreditor Agreement, is authorized or permitted by this Indenture, and an Opinion of Counsel stating that it will be the legal, valid and binding upon the Company and each Guarantor in accordance with its terms, subject to customary exceptions. The Trustee and the Collateral Agent, as applicable, shall sign all supplemental indentures and amendments or supplements to the Collateral Documents or the Intercreditor Agreement, except that neither the Trustee nor the Collateral Agent need not sign any supplemental indenture or any amendments or supplements to the Collateral Documents or the Intercreditor Agreement that adversely affects its rights.

Article X

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to the Notes issued hereunder, when:

(a) either:

(1) the Company delivers to the Trustee all outstanding Notes issued under this Indenture (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2) all Notes outstanding under this Indenture and not previously delivered to the Trustee for cancellation (i) have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption or (ii) will become due and payable within one year (including as a result of maturity or the mailing or sending of a notice of redemption), and the Company irrevocably deposits or causes to be deposited with the Trustee as funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount equal to any Applicable Premium deficit is deposited with the Trustee on or prior to the date of redemption.

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to such Notes; and

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

The Trustee shall have no responsibility or liability to calculate the amounts of cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation in connection with any satisfaction and discharge of this Indenture and the Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate received from the Company stating that such amounts deposited with the Trustee are sufficient.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. After the conditions to discharge contained in this Article X have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been complied with, the Trustee upon Company request shall acknowledge in writing the discharge of the obligations of the Company (except for those surviving obligations specified in this Section 10.01 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith).

Section 10.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article XI

NOTE GUARANTEES

Section 11.01 Note Guarantees.

(a) Each Guarantor hereby, jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of the Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

Section 11.02 Execution and Delivery of Note Guarantees. To evidence its Note Guarantee set forth in Section 11.01, each Guarantor agrees that this Indenture shall be signed on behalf of such Guarantor by an Officer of such Guarantor (or, if an Officer is not available, by a board member or director or another authorized Person) on behalf of such Guarantor by manual or facsimile signature. In case the Officer, board member or director of such Guarantor who shall have signed this Indenture shall cease to be such Officer, board member or director before the Note shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed this Indenture had not ceased to be such Officer, board member or director.

Each Guarantor agrees that except as otherwise provided in this Indenture its Note Guarantee set forth in Section 11.01 shall remain in full force and effect and shall apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

Section 11.03 Severability. In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.04 Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

Section 11.05 Releases of Guarantors. Each Guarantor shall be deemed automatically and unconditionally released and discharged from any obligations under its Guarantee of the Notes in support thereof, as evidenced by a supplemental indenture executed by the Company, the applicable Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder of Notes:

(a) in the event that such Guarantor shall no longer guarantee the Credit Agreement or shall otherwise be required to guarantee the notes pursuant to the terms of this Indenture;

(b) upon the occurrence of the first date when at least two Ratings Agencies have rated the notes as Investment Grade;

(c) upon the sale or other disposition (including by way of merger or consolidation) of all of the capital stock of such Guarantor to a Person that is not the Company or a Guarantor; provided such sale or disposition is (i) not prohibited by this Indenture or (ii) pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations but only to the extent that the First Lien Secured Parties release their guarantees in respect of the First Lien Obligations of such Guarantor;

(d) upon the sale or disposition of all or substantially all the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not the Company or a Guarantor; provided such sale or disposition is not prohibited by this Indenture;

(e) upon the liquidation or dissolution of such Guarantor;

(f) upon Legal Defeasance or Covenant Defeasance with respect to the Notes pursuant to Article VIII or satisfaction and discharge of this Indenture with respect to the Notes;

(g) upon receipt of the consent of Holders of the requisite percentage of Notes in accordance with Section 9.01;

(h) upon the Company designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.15;

(i) in the case of any Restricted Subsidiary that after the Issue Date is required to Guarantee the Notes pursuant to Section 4.11, the release or discharge of the Guarantee by such Restricted Subsidiary of Indebtedness of the Company or the repayment of the Indebtedness, in each case, that resulted in the obligation to Guarantee the Notes, except if a release or discharge is by or as a result of payment in connection with the enforcement of remedies under such other Guarantee or Indebtedness; or

(j) in the case of any Guarantor that becomes an Excluded Subsidiary, upon such Guarantor becoming an Excluded Subsidiary.

Section 11.06 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 11.07 Future Guarantors. Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Article XII

MISCELLANEOUS

Section 12.01 [Reserved].

Section 12.02 Notices. Any notice or communication by the Company, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

B. Riley Financial, Inc.
30870 Russell Ranch Road, Suite 250
Westlake Village, CA 91362
Attention: Alan Forman
Email: aforman@brileyfin.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telephone: (212) 558-1656; (310) 712-6603
Attention: Ari B. Blaut; Patrick S. Brown

If to the Trustee or the Collateral Agent:

GLAS Trust Company LLC
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: TMGUS / B. Riley Financial, Inc.
tmgus@glas.agency; clientservices.usadcm@glas.agency

The Company, the Guarantors, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Global Note, where this Indenture or any Global Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the Applicable Procedures, including by electronic mail in accordance with the standing instructions from the Depositary.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee and the Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by Electronic Means, on the terms set out in Section 1.05 hereof.

Section 12.03 [Reserved].

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee and/or the Collateral Agent (except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished):

(a) an Officer’s Certificate stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel as to matters of law), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate as to matters of fact), all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the authentication and delivery of Notes that are issued on the Issue Date.

Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Holders and Agents. Holders may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 Calculation of Foreign Currency Amounts. The calculation of the U.S. dollar equivalent amount for any amount denominated in a Foreign Currency shall be the noon buying rate in the City of New York as published by the Federal Reserve Bank of New York on the date on which such determination is required to be made or, if such day is not a day on which such rate is published, the rate most recently published prior to such day.

Section 12.08 No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, Officer, employee, incorporator, affiliate or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Guarantor under the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.09 Governing Law; Submission to Jurisdiction. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, AND THE NOTES GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the Borough of Manhattan, The City of New York. By execution and delivery of this Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 12.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is acceptable to the Trustee shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is acceptable to the Trustee shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Notes and any document to be signed in connection with this Indenture or the Notes (including the Notes and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign) that is acceptable to the Trustee and contract formations on electronic platforms, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 12.14 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16 Patriot Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account, which information includes the name, address, tax identification number and formation documents and other information that will allow Trustee to identify the Person in accordance with the USA Patriot Act. The parties to this Agreement agree that they will provide the Trustee with such information in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Article XIII

SECURITY

Section 13.01 Grant of Security Interest.

(a) Until the release of the Liens on the Collateral securing the Notes in whole in accordance with Section 13.02, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Collateral Documents, the Guarantees and the Notes shall be secured by Liens as provided in the Collateral Documents which the Company, Guarantors and Collateral Agent, as the case may be, shall enter into substantially concurrently with the execution of this Indenture and shall be secured by all the Collateral Documents hereafter delivered as required or permitted by this Indenture and the Collateral Documents.

(b) Each Holder, by its acceptance of the Notes, consents and agrees to the terms of each of the Collateral Documents and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Trustee and the Collateral Agent, as applicable to enter into this Indenture, the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each Subsidiary to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Collateral Documents to create and maintain, as security for the Second Lien Obligations, valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent (including the filing of UCC financing statements, amendments with respect thereto and continuation statements), superior to and prior to the rights of all third Persons other than as set forth therein and in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, subject to the terms of the Collateral Documents, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Company to act as co-collateral agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(c) Each Holder, by its acceptance of the Notes, consents and agrees to be bound by the terms of, and authorizes and directs the entry by the Trustee and the Collateral Agent, as applicable, into, the Security Agreement, the Intercreditor Agreement, any Acceptable Intercreditor Agreement and any other related Collateral Documents and any amendments, restatements or modifications to the Collateral Documents, the Intercreditor Agreement and any Acceptable Intercreditor Agreement (including the amendment and restatement of the Security Agreement and the Intercreditor Agreement being entered into on the Issue Date). By its acceptance of the Notes, each Holder also authorizes and directs the Trustee and the Collateral Agent to perform their respective obligations and exercise their respective rights under the Security Agreement, the Intercreditor Agreement, any Acceptable Intercreditor Agreement and any other related amended, restated or modified Collateral Documents, Intercreditor Agreement and Acceptable Intercreditor Agreement in accordance therewith.

Section 13.02 Release of Collateral. The Liens on the Collateral securing the Notes will be automatically released with respect to the Notes:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, and all other obligations on the Notes due and payable at such time;

(2) in whole, upon satisfaction and discharge of this Indenture in accordance with the terms hereof with respect to the Notes;

(3) in whole, upon a Legal Defeasance or Covenant Defeasance with respect to the Notes pursuant to Article VIII;

(4) as to any property or asset constituting Collateral that is sold or otherwise disposed of by any of the Grantors (other than to another Grantor) in a transaction not prohibited by this Indenture at the time of such sale or disposition;

(5) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance Article IX;

(6) in whole, with respect to the Collateral owned by any Guarantor, upon the release of the Guarantee of such Guarantor in accordance with the terms of this Indenture;

(7) in whole or in part, with respect to any property or asset of any Grantor that is or becomes an Excluded Property under the terms of the Collateral Documents.

(8) to the extent provided in the applicable provisions of the Collateral Documents or the Intercreditor Agreement;

(9) in whole or in part, with respect to any property or asset of any Grantor that is released from the Collateral securing the First Lien Obligations in accordance with the terms of the First Lien Documents; and

(10) in whole, during any period of time that (a)(i) at least two Rating Agencies have rated the Notes as Investment Grade and (ii) no Default has occurred and is continuing, or (b) at least two of Fitch, S&P and Moody’s have confirmed in writing that the Company’s Credit Rating will be Investment Grade after giving effect to the release of the Collateral in accordance with the terms of the Collateral Documents.

Section 13.03 Form and Sufficiency of Release. The Trustee or the Collateral Agent shall promptly execute and deliver such documents and other instruments and authorize the making of such filings and registrations as may be requested by the Company to evidence the release and reconveyance to the applicable Grantor of the applicable Collateral.

Section 13.04 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 13.05 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents.

(a) GLAS Trust Company LLC is hereby appointed Collateral Agent. Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of its Notes, agrees that (i) the Collateral Agent (and, if applicable, the Trustee) shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (ii) the Collateral Agent may, subject to the provisions of the Collateral Documents, at the written direction of the Trustee (acting on the written direction of Holders of a majority in aggregate principal amount of the then outstanding Notes) and subject to the receipt of security or indemnity acceptable to the Collateral Agent, take all actions necessary or appropriate in order to (A) enforce any of the terms of the Collateral Documents and (B) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Documents and (iii) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement and the Collateral Documents.

(b) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Sections 7.01, 7.02 and 7.07, are extended to the Collateral Agent, and its agents and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Article XIII with respect to the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(c) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(d) Neither the Collateral Agent nor the Trustee will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Without limiting the foregoing, neither the Trustee nor the Collateral Agent shall have any duty to file any financing statements or continuations thereof or otherwise to perfect the security interests granted to it under the Security agreement, which duty shall be solely that of the Company. The Collateral Agent hereby disclaims any representation or warranty to the present and future Holders concerning the perfection of the Liens to be granted hereunder or in the value of any of the Collateral.

(e) In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(f) The provisions of this Section 13.05 are solely for the benefit of the Collateral Agent and none of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 13.06 Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement or the Collateral Documents, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 13.07 Intercreditor Agreement. This Indenture and the Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents are expressly subject and subordinate to the liens and security interests granted pursuant to the First Lien Collateral Documents (as such term is defined in the Intercreditor Agreement) and (ii) the exercise of any right or remedy hereunder and any right to payment hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Indenture Documents, the terms of the Intercreditor Agreement shall govern.

Section 13.08 Reliance by Collateral Agent. Whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders (acting in accordance with this Indenture and the Collateral Documents), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

[Signatures on following page]

SIGNATURES

Dated as of March 26, 2025

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Person

[Signature Page to the Indenture]

BR FINANCIAL HOLDINGS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BR ADVISORY & INVESTMENTS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY ADVISORY HOLDINGS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY BRAND MANAGEMENT LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BRF INVESTMENTS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BRF FINANCE CO., LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

B. RILEY CAPITAL MANAGEMENT, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BR EVENTS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY CORPORATE SERVICES, INC.,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY PRINCIPAL INVESTMENTS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY WEALTH MANAGEMENT HOLDINGS, INC.,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

B. RILEY OPERATIONS MANAGEMENT SERVICES, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

GLASSRATNER ADVISORY & CAPITAL GROUP, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY WEALTH ADVISORS, INC.,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY WEALTH TAX SERVICES INC.,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY WEALTH INSURANCE, INC.,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

B. RILEY WEALTH PORTFOIO ADVISERS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY WEALTH PRIVATE SHARES, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY PRIVATE SHARES MANAGEMENT 2022-1, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

NAM SPECIAL SITUATIONS MANAGEMENT, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BRC EMERGING MANAGERS GP, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

BRC PARTNERS MANAGEMENT GP, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY RETAIL RE HOLDINGS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY REAL ESTATE VENTURES HOLDINGS, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BRPI EXECUTIVE CONSULTING, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BR-NRG, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

B. RILEY PRINCIPAL CAPITAL, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

BR EXAR, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY VENTURE CAPITAL, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY RECEIVABLES, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY PRINCIPAL INVESTMENTS RE, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

B. RILEY COMMERCIAL CAPITAL, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

B. RILEY PRINCIPAL CAPITAL II, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

CHF BIDCO, LLC,
as a Guarantor

By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Authorized Signatory

[Signature Page to the Indenture]

GLAS TRUST COMPANY LLC,
as Trustee and Collateral Agent

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

[Signature Page to the Indenture]